                           RESTATED CREDIT AGREEMENT

                                     AMONG

                            NEWPARK RESOURCES, INC.
                                  AS BORROWER

                                      AND

                SOLOCO, L.L.C., NEWPARK SHIPHOLDING TEXAS, L.P.,
                        MALLARD & MALLARD OF LA., INC.,
                     SOLOCO TEXAS L.P., BATSON-MILL, L.P.,
                      N.I.D., L.P., NEWPARK TEXAS, L.L.C.,
                 NEWPARK HOLDINGS, INC., NEWPARK ENVIRONMENTAL
               MANAGEMENT COMPANY, L.L.C., NEWPARK ENVIRONMENTAL
                  SERVICES OF TEXAS L.P., SAMPEY BILBO MESCHI
                       DRILLING FLUIDS MANAGEMENT, INC.,
              SUPREME CONTRACTORS, INC., EXCALIBAR MINERALS, INC.,
                       EXCALIBAR MINERALS OF LA., L.L.C.,
                    SUPREME CONTRACTORS INTERNATIONAL, INC.,
               CHEMICAL TECHNOLOGIES, INC., NEWPARK ENVIRONMENTAL
         SERVICES, INC., AND FMI WHOLESALE DRILLING FLUIDS U.S.A., L.P.
                                 AS GUARANTORS

                                      AND

                   BANK ONE, LOUISIANA, NATIONAL ASSOCIATION,
               DEUTSCHE BANK A.G., NEW YORK BRANCH AND/OR CAYMAN
                   ISLANDS BRANCH AND HIBERNIA NATIONAL BANK
                                    AS BANKS

                   BANK ONE, LOUISIANA, NATIONAL ASSOCIATION
                               AS ADMINISTRATIVE
                             AND SYNDICATION AGENT

                      DEUTSCHE BANK A.G., NEW YORK BRANCH
                         AND/OR CAYMAN ISLANDS BRANCH,
                             AS DOCUMENTATION AGENT

                     $90,000,000 REVOLVING CREDIT FACILITY

                                 JUNE 30, 1997

                               TABLE OF CONTENTS

                                                                                                            Page No.
1.       Definitions............................................................................................  2

2.       Commitments of the Bank................................................................................ 13
         (a)      Terms of Revolving Commitment................................................................. 13
         (b)      Procedure for Borrowing....................................................................... 13
         (c)      Letters of Credit............................................................................. 14
         (d)      Procedure for Obtaining Letters of Credit..................................................... 15
         (e)      Voluntary Reduction of Revolving Commitment................................................... 16
         (f)      Several Obligations........................................................................... 16

3.       Notes Evidencing Loans................................................................................. 16
         (a)      Form of Notes ................................................................................ 16
         (b)      Issuance of Additional Notes.................................................................. 17
         (c)      Interest Rate................................................................................. 17
         (d)      Payment of Interest........................................................................... 17
         (e)      Payment of Principal.......................................................................... 17
         (f)      Payment to Banks.............................................................................. 17
         (g)      Sharing of Payments, Etc...................................................................... 18
         (h)      Non-Receipt of Funds by the Agent............................................................. 18
         (i)      Capital Adequacy.............................................................................. 18

4.       Interest Rates......................................................................................... 19
         (a)      Options....................................................................................... 19
         (b)      Interest Rate Determination................................................................... 20
         (c)      Conversion Option............................................................................. 20
         (d)      Recoupment.................................................................................... 20

5.       Special Provisions Relating to Eurodollar Loans........................................................ 20
         (a)      Unavailability of Funds or Inadequacy of Pricing.............................................. 20
         (b)      Reserve Requirements.......................................................................... 21
         (c)      Taxes......................................................................................... 21
         (d)      Change in Laws................................................................................ 22
         (e)      Option to Fund................................................................................ 22
         (f)      Indemnity..................................................................................... 22
         (g)      Payments Not at End of Interest Period........................................................ 23



6.       Collateral Security.................................................................................... 23

7.       Fees................................................................................................... 24
         (a)      Unused Fee.................................................................................... 24
         (b)      Facility Fee.................................................................................. 24
         (c)      The Letter of Credit Fee...................................................................... 24
         (d)      Agency Fees................................................................................... 24

8.       Prepayments............................................................................................ 24
         (a)      Voluntary Prepayments......................................................................... 24
         (b)      Mandatory Prepayment.......................................................................... 24

9.       Representations and Warranties......................................................................... 25
         (a)      Creation and Existence........................................................................ 25
         (b)      Power and Authority........................................................................... 25
         (c)      Binding Obligations........................................................................... 25
         (d)      No Legal Bar or Resultant Lien................................................................ 25
         (e)      No Consent.................................................................................... 25
         (f)      Financial Condition........................................................................... 26
         (g)      Liabilities................................................................................... 26
         (h)      Litigation.................................................................................... 26
         (i)      Taxes; Governmental Charges................................................................... 26
         (j)      Titles, Etc................................................................................... 26
         (k)      Defaults...................................................................................... 26
         (l)      Casualties; Taking of Properties.............................................................. 27
         (m)      Use of Proceeds; Margin Stock................................................................. 27
         (n)      Location of Business and Offices.............................................................. 27
         (o)      Compliance with the Law....................................................................... 27
         (p)      No Material Misstatements..................................................................... 28
         (q)      ERISA......................................................................................... 28
         (r)      Public Utility Holding Company Act............................................................ 28
         (s)      Environmental Matters......................................................................... 28
         (t)      Liens......................................................................................... 29
         (u)      Subsidiaries.................................................................................. 29

10.      Conditions of Lending.................................................................................. 29

11.      Affirmative Covenants.................................................................................. 31



         (a)      Financial Statements and Reports.............................................................. 31
         (b)      Certificates of Compliance.................................................................... 32
         (c)      Taxes and Other Liens......................................................................... 32
         (d)      Compliance with Laws.......................................................................... 32
         (e)      Further Assurances............................................................................ 33
         (f)      Performance of Obligations.................................................................... 33
         (g)      Insurance..................................................................................... 33
         (h)      Accounts and Records.......................................................................... 33
         (i)      Right of Inspection........................................................................... 33
         (j)      Notice of Certain Events...................................................................... 34
         (k)      ERISA Information and Compliance.............................................................. 34
         (l)      Environmental Compliance...................................................................... 34
         (m)      Environmental Notifications................................................................... 35
         (n)      Environmental Indemnifications................................................................ 36
         (o)      Change of Principal Place of Business......................................................... 36
         (p)      Payables and Other Indebtedness............................................................... 36
         (q)      Removal of Equipment and Other Inventory...................................................... 36
         (r)      Permits and Exclusivity Rights................................................................ 36
         (s)      Lock Box Agreements/Cash Control Accounts..................................................... 37
         (t)      New Guarantors................................................................................ 38
         (u)      Discharge Liens............................................................................... 39

12.      Negative Covenants..................................................................................... 39
         (a)      Negative Pledge............................................................................... 39
         (b)      Current Ratio................................................................................. 39
         (c)      Debt Service Coverage Ratio................................................................... 39
         (d)      Maximum Total Debt Ratio...................................................................... 39
         (e)      Tangible Net Worth............................................................................ 40
         (f)      Losses........................................................................................ 40
         (g)      Consolidations and Mergers.................................................................... 40
         (h)      Debts, Guaranties and Other Obligations....................................................... 40
         (i)      Dividends..................................................................................... 41
         (j)      Loans and Advances............................................................................ 41
         (k)      Sale or Discount of Receivables............................................................... 42
         (l)      Nature of Business............................................................................ 42
         (m)      Transactions with Affiliates.................................................................. 42
         (n)      Investment.................................................................................... 42
         (o)      Amendment to Articles of Incorporation or Partnership Agreements.............................. 42
         (p)      Stock of Guarantors........................................................................... 43



13.      Events of Default...................................................................................... 43

14.      The Agent and the Banks................................................................................ 45
         (a)      Appointment and Authorization................................................................. 45
         (b)      Note Holders.................................................................................. 46
         (c)      Consultation with Counsel..................................................................... 46
         (d)      Documents..................................................................................... 46
         (e)      Resignation or Removal of Agent............................................................... 47
         (f)      Responsibility of Agent....................................................................... 47
         (g)      Independent Investigation..................................................................... 48
         (h)      Indemnification............................................................................... 48
         (i)      Benefit of Section 14......................................................................... 49
         (j)      Pro Rata Treatment............................................................................ 49
         (k)      Assumption as to Payments..................................................................... 49
         (l)      Other Financings.............................................................................. 49
         (m)      Interests of Banks............................................................................ 50
         (n)      Investments................................................................................... 50
         (o)      Withholding Tax............................................................................... 50

15.      Exercise of Rights..................................................................................... 51

16.      Notices................................................................................................ 51

17.      Expenses............................................................................................... 51

18.      Indemnity.............................................................................................. 52

19.      Governing Law.......................................................................................... 52

20.      Invalid Provisions..................................................................................... 52

21.      Maximum Interest Rate.................................................................................. 53

22.      Amendments or Waivers.................................................................................. 53

23.      Multiple Counterparts.................................................................................. 54

24.      Conflict............................................................................................... 54


25.      Survival............................................................................................... 54

26.      Parties Bound.......................................................................................... 54

27.      Assignments and Participations......................................................................... 54

28.      Construction........................................................................................... 56

29.      Termination............................................................................................ 56

30.      Other Agreements....................................................................................... 56

31.      Jury Trial Waiver...................................................................................... 56

32.      Financial Terms........................................................................................ 57

33.      L.A. R.S.ss.6:1121...................................................................................... 57



EXHIBITS

Exhibit "A"       -        Notice of Borrowing
Exhibit "B"       -        Note
Exhibit "C"       -        Certificate of Compliance
Exhibit "D"       -        Assignment and Acceptance Agreement

SCHEDULES

Schedule 1        -        Liens
Schedule 2        -        Financial Condition
Schedule 3        -        Liabilities
Schedule 4        -        Litigation
Schedule 5        -        Material Subsidiaries
Schedule 6        -        Environmental Matters
Schedule 7        -        Principal Place of Business of Each Guarantor
Schedule 8        -        Loans and Advances

                           RESTATED CREDIT AGREEMENT


         THIS RESTATED CREDIT AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 30th day of June, 1997, by and among NEWPARK RESOURCES, INC., a Delaware corporation ("Borrower"), SOLOCO, L.L.C., a Louisiana limited liability company ("SOLOCO, L.L.C."), NEWPARK SHIPHOLDING TEXAS, L.P., a Texas limited partnership ("Newpark Shipholding"), MALLARD & MALLARD OF LA., INC., a Louisiana corporation ("Mallard"), SOLOCO TEXAS L.P., a Texas limited partnership ("SOLOCO Texas"), BATSON-MILL, L.P., a Texas limited partnership ("Batson"), N.I.D., L.P., a Texas limited partnership ("N.I.D."), NEWPARK TEXAS, L.L.C., a Louisiana limited liability company ("Newpark Texas"), NEWPARK HOLDINGS, INC., a Louisiana corporation ("Holdings"), NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C., a Louisiana limited liability company ("Environmental L.L.C."), NEWPARK ENVIRONMENTAL SERVICES OF TEXAS L.P., a Texas limited partnership ("Environmental L.P."), SAMPEY BILBO MESCHI DRILLING FLUIDS MANAGEMENT, INC., a Texas corporation ("SBM"), SUPREME CONTRACTORS, INC., a Louisiana corporation ("Supreme"), EXCALIBAR MINERALS, INC., a Texas corporation ("Excalibar"), EXCALIBAR MINERALS OF LA., L.L.C., a Louisiana limited liability company ("Excalibar Minerals"), SUPREME CONTRACTORS INTERNATIONAL, INC., a Delaware corporation ("Supreme International"), CHEMICAL TECHNOLOGIES, INC., a Texas corporation ("Chemical"), NEWPARK ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Newpark Services") and FMI WHOLESALE DRILLING FLUIDS U.S.A., L.P., a Texas limited partnership ("FMI") (SOLOCO, L.L.C., Newpark Shipholding, Mallard, SOLOCO Texas, Batson, N.I.D., Newpark Texas, Holdings, Environmental L.L.C., Environmental L.P., SBM, Supreme, Excalibar, Excalibar Minerals, Supreme International, Chemical, Newpark Services and FMI are herein collectively referred to as the "Guarantors", and individually, "Guarantor"), BANK ONE, LOUISIANA, NATIONAL ASSOCIATION, a national banking association ("Bank One"), DEUTSCHE BANK A.G., NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH ("Deutsche"), HIBERNIA NATIONAL BANK, a national banking association ("Hibernia") and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of
Section 27 hereof or any successor or assignee thereof (hereinafter collectively referred to as "Banks", and individually, "Bank") and Bank One, as Administrative and Syndication Agent ("Agent") and Deutsche as Documentation Agent ("Co-Agent").

                              W I T N E S S E T H:

         WHEREAS, Borrower, certain of the Guarantors, Bank One and Hibernia entered into a Credit Agreement dated as of June 29, 1995 under the terms of which Bank One and Hibernia agreed to provide Borrower with a revolving loan facility in amounts of up to $25,000,000.00 and a term loan facility in amounts of up to $25,000,000.00; and

         WHEREAS, the Credit Agreement has been heretofore amended by Letter Agreements thereto dated October 9, 1995 and January 8, 1996 (the said Letter Agreements are herein referred to as the "First Amendment"), by a Second Amendment and Supplement to Credit Agreement dated as of March 5, 1996 (the "Second Amendment"), by a Third Amendment and Supplement to Credit Agreement dated as of June 27, 1996 (the "Third Amendment"), by a Fourth Amendment and Supplement to Credit Agreement dated as of December 23, 1996 (the "Fourth Amendment"), by a Fifth Amendment and Supplement to Credit Agreement dated as of March 31, 1997 (the "Fifth Amendment") and by a Sixth Amendment and Supplement to Credit Agreement dated as June 4, 1997 (the "Sixth Amendment") (the Credit Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment is hereinafter referred to collectively as the "Credit Agreement"); and

         WHEREAS, the Borrower has requested that Bank One and Hibernia consolidate the revolving loan facility and the term loan facility in one facility and that the maximum amount available under such loan facility be increased to $90,000,000.00 and the Agent, the Co-Agent and the Banks are willing to consolidate such facilities and increase the amount thereof to Borrower.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree to restate the Credit Agreement as follows:

                    1. DEFINITIONS. When used herein the terms "Agent", "Agreement", "Bank", "Banks", "Bank One", "Batson", "Borrower", "Co-Agent", "Chemical", "Credit Agreement", "Deutsche", "Environmental L.L.C.", "Environmental L.P.", "Excalibar", "Excalibar Minerals", "FMI", "Guarantor", "Guarantors", "Hibernia", "Holdings", "Mallard", "Newpark Services", "Newpark Shipholding", "Newpark Texas", "N.I.D.", "SBM", "SOLOCO, L.L.C.", "SOLOCO Texas", "Supreme" and "Supreme International" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

                  "Advance or Advances" shall mean a loan or loans hereunder.

                  "Affiliate" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

                  "Assignment and Acceptance" shall mean a document substantially in the form of Exhibit "E" hereto.

                  "Base Rate" shall mean, as of any date, the fluctuating rate of interest per annum established from time to time by Agent as its Base Rate (which rate of interest may not be the lowest, best or most favorable rate of interest which Agent may charge on loans to its customers). Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate.

                  "Base Rate Interest Period" shall mean, with respect to any Base Rate Loan, the period ending on the last day of each month, provided, however, that (i) if any Base Rate Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (ii) if any Base Rate Interest Period would otherwise end after the Maturity Date such Interest Period shall end on the Maturity Date.

                  "Base Rate Loans" shall mean any loan during any period which bears interest based upon the Base Rate or which would bear interest based upon the Base Rate if the Maximum Rate ceiling was not in effect at that particular time.

                  "Base Rate Margin" shall mean 0%.

                  "Borrowing Date" shall mean the date elected by Borrower pursuant to Section 2(b) hereof for an Advance on the Revolving Loan.

                  "Business Day" shall mean the normal banking hours during any day (other than Saturdays or Sundays) that banks are legally open for business in Lafayette, Louisiana and New York, New York.

                  "Capital Leases" shall mean any lease in respect of which the obligations thereunder constitute Capitalized Lease Obligations.

                  "Capitalized Lease Obligations" shall mean, without duplication, all obligations of any Person to pay rent or amounts under any lease of, or other arrangement conveying the right to use, real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any Bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Group ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2 or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iv) above.

                  "Change of Control" shall occur if 50% or more of the members of the board of directors of Borrower shall change after the Effective Date.

                  "Consolidated Adjusted EBITDA" shall mean Consolidated EBITDA less the sum of (i) income taxes paid and (ii) dividends paid, as of the end of each fiscal quarter for the previous twelve (12) months ending on such date.

                  "Consolidated Current Assets" shall mean the current assets of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP and in a manner consistent with prior periods.

                  "Consolidated Current Liabilities" shall mean the current liabilities of Borrower and its Subsidiaries as determined in accordance with GAAP and in a manner consistent with prior periods.

                  "Consolidated Debt Service" shall mean, as of any date of determination, current maturities of all long term Debt and Capitalized Lease Obligations plus interest expense thereon for the period being measured. For the purpose of calculating Consolidated Debt Service one-fifth of the principal balance due on the Revolving Commitment will be included in current maturities of long term debt plus interest for a one-year period on that portion of the Revolving Commitment, calculated on the basis of the Eurodollar Rate then in effect plus the lesser of (i) 1.50% or (ii) the then applicable Eurodollar Margin.

                  "Consolidated EBITDA" shall mean for any period, an amount equal to (i) all amounts which would be included as consolidated income of the Borrower and its Subsidiaries on a consolidated basis before income taxes and extraordinary items, plus, (ii) the Borrower's consolidated depreciation, amortization and other non-cash items plus
         (iii) Consolidated Interest Expense, all determined in accordance with GAAP and in a manner consistent with prior periods as of the end of each fiscal quarter for the previous twelve (12) months ending on such date.

                  "Consolidated Equity" shall mean, at any time, the shareholder's equity of Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP and in a manner consistent with prior periods.

                  "Consolidated Funded Debt" shall mean indebtedness created by the Borrower and its Subsidiaries, issued or incurred for (i) borrowed money (whether by loan or the issuance and sale of debt securities);
         (ii) obligations to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (iii) Debt of others secured by a Lien on the property of Borrower and the Guarantor whether or not the respective Debt so secured has been assumed; (iv) Letter of Credit obligations; and (v) Capital Leases or non-cancellable operating leases.

                  "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capitalized Lease Obligations) of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, with respect to all outstanding Debt of Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP and in a manner consistent with prior periods.

                  "Consolidated Tangible Net Worth" shall mean, at any time, the Consolidated Equity of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP and in a manner consistent with prior periods, less all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and organization expense.

                  "Debt" shall mean as to the Borrower and its Subsidiaries, all obligations and liabilities of the Borrower and its Subsidiaries to any other Person, including, without limitation, all debts, claims and indebtedness, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise.

                  "Default" shall mean any Event of Default and the occurrence of an event or condition which would with the giving of any requisite notice and/or passage of time or both constitute an Event of Default.

                  "Default Rate" shall mean the Base Rate plus 5% per annum.

                  "Defaulting Bank" is used herein as defined in Section 3(f) hereof.

                  "Effective Date" shall  mean the date of this Agreement.

                  "Eligible Assignee" shall mean any of (i) a Bank or any Affiliate of a Bank; (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iv) a Person that is primarily engaged in the business of commercial banking and that (A) is a subsidiary of a Bank, (B) a subsidiary of a Person of which a Bank is a subsidiary, or (C) a Person of which a Bank is a subsidiary.

                  "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. ss.9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. ss.6901, et seq., the Clean Air Act, 42 U.S.C.A. ss.1251, et seq., the Clean Water Act of 1977, 33 U.S.C.A. ss.1251 et seq, the Toxic Substances Control Act, 15 U.S.C.A. ss.2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G. ss.2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, order and restrictions of any Governmental Authority, relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site Hazardous Substances as each of the foregoing may be amended from time to time.

                  "Environmental Liability" shall mean any claim, demand, obligation, cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien (as hereinafter defined) which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

                  "Environmental Lien" shall mean a Lien in favor of any Governmental Authority or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or Governmental Authority or other person in response to a release or threatened release of any Hazardous Substance into the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Eurodollar Business Day" shall mean a Business Day on which dealings in U.S. Dollar deposits are carried on in the London interbank market.

                  "Eurodollar Interest Period" shall mean with respect to any Eurodollar Loan (i) initially, the period commencing on the date such Eurodollar Loan is made and ending one (1), two (2) or three (3) months thereafter as selected by Borrower pursuant to Section 4(a)(ii), and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2) or three (3) months thereafter, as selected by Borrower pursuant to
         Section 4(a)(ii); provided, however, that (a) if any Eurodollar Interest Period would otherwise expire on a day which is not a Eurodollar Business Day, such Interest Period shall expire on the next succeeding Eurodollar Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day, (b) if any Eurodollar Interest Period begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Eurodollar Business Day of a calendar month, and (c) any Eurodollar Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

                  "Eurodollar Loan" shall mean any loan during any period which bears interest at the Eurodollar Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

                  "Eurodollar Margin" shall mean, with respect to each Eurodollar Loan:

                           (i) two percent (2%) per annum whenever the
                  Borrower's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or greater than 1.75 to 1.0; or

                           (ii) one and three-fourths percent (1.75%) per annum
                  whenever Borrower's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or greater than 1.5 to 1.0 but less than 1.75 to 1.0; or

                           (iii) one and one-half percent (1.50%) per annum
                  whenever Borrower's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or greater than 1.25 to 1.0 but less than 1.5 to 1.0; or

                           (iv) one and one-quarter percent (1.25%) per annum
                  whenever Borrower's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or greater than 1.0 to 1.0 but less than 1.25 to 1.0; or

                           (v) one percent (1%) per annum whenever Borrower's
                  ratio of Consolidated Funded Debt to Consolidated EBITDA is less than 1.0 to 1.0.

         The Eurodollar Margin shall be determined at the end of each fiscal quarter of Borrower and calculated on a trailing four quarter basis and shall immediately apply to each existing and new Tranche.

                  "Eurodollar Rate" shall mean with respect to each Eurodollar Interest Period, the rate of interest per annum (rounded upward, if necessary, to the nearest 1/6 of 1%) at which deposits in immediately available and freely transferable funds in U.S. Dollars are offered to the Agent (at approximately 11:00 a.m., Lafayette, Louisiana time two
         (2) Eurodollar Business Days prior to the first day of each Eurodollar Interest Period) in the London interbank market for delivery on the first day of such Eurodollar Interest Period in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Eurodollar Interest Period relates. Each determination of the Eurodollar Rate by the Agent shall, in the absence of error, be conclusive and binding.

                  "Event of Default" is used herein as defined in Section 13 hereof.

                  "Financial Statements" shall mean balance sheets, income statements, statements of cash flow and appropriate footnotes and schedules, prepared in accordance with GAAP and in a manner consistent with prior periods.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied.

                  "Guaranties" shall mean the unconditional guarantees of the Guarantors of all obligations owed the Banks hereunder, under the Notes and other Loan Documents.

                  "Governmental Authority" shall mean any nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Substances" shall mean petroleum and used oil, or any other pollutant or contaminant, hazardous, dangerous or toxic waste, substance or material as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Resource Conversation and Recovery Act, as amended, 42 U.S.C. 6901, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C.

         Sec. 2601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq; the Oil Pollution Act of 1990, Pub. L. No. 101-380, 104 Stat. 484 (1990); or any other statute, law, ordinance, code or regulation of any Governmental Agency relating to or imposing liability or standards of conduct concerning the use, production, generation, treatment, storage, recycling, handling, transportation, release, threatened release or disposal of any hazardous, dangerous or toxic waste, substance or material, currently in effect or at any time hereafter adopted.

                  "Interest Payment Date" shall mean (i) with respect to Eurodollar Loans, the last day of each Interest Period or (ii) with respect to Base Rate Loans, the last day of each calendar month.

                  "Interest Period" shall mean any Base Rate Interest Period, or Eurodollar Interest Period.

                  "Letters of Credit" is used herein as defined in Section 2(c) hereof.

                  "Lien" shall mean any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

                  "Loan Documents" shall mean this Agreement, the Notes, the Security Instruments and all other documents executed in connection with the transaction described in this Agreement.

                  "Lock Box Agreement" is used herein as defined in Section 11(s) hereof.

                  "Majority Banks" shall mean Banks holding 100% of the Revolving Commitments.

                  "Material Adverse Effect" shall mean any circumstance or event which has or could have a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, or prospects of the Borrower and the Guarantors, taken as a whole, or (ii) the ability of the Borrower and the Guarantors, taken as a whole, to carry out their respective businesses as of the date of this Agreement or as proposed at the date of this Agreement to be conducted, or (iii) the ability of the Borrower and the Guarantors, to meet their obligations under the Notes, this Agreement or the other Loan Documents on a timely basis, or (iv) the validity or enforceability of any Loan Document against Borrower or any Guarantor.

                  "Maturity Date" shall mean June 30, 2000.

                  "Maximum Rate" shall mean at any particular time in question, the maximum non-usurious rate of interest which under applicable law may then be charged on the Notes. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as the effective date of each change in such Maximum Rate.

                  "Note or Notes" shall mean the revolving notes substantially in the form of Exhibit "B" hereto issued or to be issued hereunder to each Bank, respectively, to evidence the indebtedness to such Bank arising by reason of the Advances on the Revolving Loans, together with all modifications, renewals and extensions thereof or any part thereof.

                  "Notice of Borrowing" is used herein as defined in Section 2(b) hereof.

                  "Other Financings" is used herein as defined in Section 14(l) hereof.

                  "Payor" is used herein as defined in Section 3(h) hereof.

                  "Permitted Liens" shall mean (i) Liens for taxes, governmental charges, levies or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which Borrower or any Guarantor has set aside on its books adequate reserves in accordance with GAAP); (ii) maritime, materialmen's, mechanic's, repairmen's, employee's, warehousemen's, landlord's, carrier's, contractor's, sub-contractor's and other similar Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by Borrower or any Guarantor in connection with the construction, maintenance, transportation, storage or operation of Borrower's or any Guarantor's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which Borrower or any Guarantor has set aside on its books adequate reserves in accordance with GAAP);
         (iii) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting Borrower's or any Guarantor's assets and properties which were in existence at the time Borrower's or any Guarantor's assets and properties were originally acquired by Borrower or any Guarantor and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's or any Guarantor's assets and properties, considered in the aggregate; (iv) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (v) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (vi) Liens incurred pursuant to the Security Instruments; and (vii) Liens existing at the date of this Agreement which have been disclosed to Banks in Schedule "1" hereto.

                  "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" shall mean any plan subject to Title IV of ERISA and maintained by Borrower, or its Subsidiaries, or any such plan to which Borrower or its Subsidiaries are required to contribute on behalf of its employees.

                  "Pro Rata or Pro Rata Part" shall mean for each Bank, (i) for all purposes where no Revolving Loan is outstanding, such Bank's Revolving Commitment Percentage and (ii) otherwise, the proportion which the portion of the outstanding Revolving Loans owed to such Bank bears to the aggregate outstanding Revolving Loans owed to all Banks at the time in question.

                  "Reimbursement Obligations" shall mean at any time, the obligations of Borrower in respect of all Letters of Credit which have been drawn on and at any time remain outstanding to reimburse amounts paid by any Bank in respect of any drawing or drawings under a Letter of Credit.

                  "Required Payment" is used herein as defined in Section 3(h) hereof.

                  "Revolving Commitment" shall mean (A) for all Banks, $90,000,000 as reduced from time to time pursuant to Sections 2(e) and 8(b) hereof and (B) as to any Bank, its obligation to make Advances hereunder on the Revolving Loans and purchase participations in Letters of Credit issued hereunder by the Agent in amounts not exceeding, in the aggregate, the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Revolving Commitment" or in its Assignment and Acceptance.

                  "Revolving Commitment Percentage" shall mean for each Bank the percentage derived by dividing its Revolving Commitment at the time of determination by Revolving Commitments of all Banks at the time of determination. At the Effective Date, the Revolving Commitment Percentages shall be as follows:

                  Bank One          39.44%
                  Deutsche          35.56%
                  Hibernia          25.00%

                  "Revolving Loans" shall mean loans made under the Revolving Commitment pursuant to Section 2 hereof.

                  "Security Instruments" shall mean this Agreement, Security Agreements of Borrower and each Guarantor covering accounts, inventory and equipment and other collateral documents covering all such documents to be in form and substance satisfactory to Agent.

                  "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower or another subsidiary.

                  "Total Capitalization" shall mean Consolidated Tangible Net Worth plus Debt.

                  "Total Outstandings" shall mean as of any date, the sum of
         (i) the total principal balance outstanding on the Notes, plus (ii) the total face amount of all outstanding Letters of Credit plus (iii) the total amount of all unpaid Reimbursement Obligations.

                  "Tranches" shall mean Eurodollar Loans or Base Rate Loans.

                  "Unused Commitment Fee" is used herein as defined in Section 7(a) hereof.

                  "Unused Fee Rate" shall mean:

                           (i) one-half percent (.50%) per annum whenever
                  Borrower's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or greater than 1.75 to 1.0;

                           (ii) seven-sixteenths percent (.4375%) per annum
                  whenever Borrower's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or greater than 1.5 to 1.0 but less than 1.75 to 1.0;

                           (iii) three-eighths percent (.375%) per annum
                  whenever Borrower's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or greater than 1.25 to 1.0 but less than 1.5 to 1.0;

                           (iv) five-sixteenths percent (.3125%) per annum
                  whenever Borrower's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or greater than 1.0 to 1.0 but less than to 1.25 to 1.0;

                           (v) one-quarter percent (.25%) per annum whenever
                  Borrower's ratio of Consolidated Funded Debt to Consolidated EBITDA is less than 1.0 to 1.0.

           The Unused Fee Rate shall be measured at the end of each fiscal quarter and calculated on a trailing four quarter basis.

                    2. COMMITMENTS OF THE BANK.

                                  (a) Terms of Revolving Commitment. On the terms and conditions hereinafter set forth, each Bank agrees severally to make Advances to Borrower and participate in Letters of Credit issued by the Agent on behalf of the Borrower from time to time during the period beginning on the Effective Date and ending on the Maturity Date in such amounts as Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the Revolving Commitment. Subject to the terms hereof, the Borrower may borrow, repay and reborrow. The obligation of Borrower hereunder shall be evidenced by this Agreement and the Note or Notes issued in connection herewith, said Note or Notes to be as described in Section 3 hereof. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Default or Event of Default (as hereinafter defined) has occurred and is continuing. Each Advance under the Revolving Commitment shall be an amount of at least $500,000 or whole multiples of $100,000 in excess thereof. Irrespective of the face amount of the Note or Notes, the Banks shall never have the obligation to Advance any amount or amounts in excess of the Revolving Commitment or to increase the Revolving Commitment. The total number of Tranches under the Revolving Commitment which may be outstanding at any time hereunder shall never exceed four (4), whether such Tranches are Base Rate Loans, Eurodollar Loans, or a combination thereof.

                                  (b) Procedure for Borrowing. Whenever
           Borrower desires an Advance hereunder, it shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Lafayette, Louisiana time, (i) one Business Day prior to the date upon which any such Advance is requested to be funded (the "Borrowing Date") in the case of the Base Rate Loan, or (ii) three
           (3) Eurodollar Business Days prior to any proposed Borrowing Date in the case of Eurodollar Loans. Upon receipt of such Notice, Agent shall advise each Bank thereof; provided, that if the Banks have received at least one (1) Business Day's notice of such Advance prior to funding of a Base Rate Loan, or at least two (2) Eurodollar Business Days' notice of each Advance prior to funding in the case of a Eurodollar Loan, each Bank shall provide Agent at its office at 200 W. Congress, Lafayette, Louisiana 70502, not later than 1:00 p.m., Lafayette, Louisiana time, on the Borrowing Date, in immediately available funds, its Pro Rata Part of the requested Advance, but the aggregate of all such fundings by each Bank shall never exceed such Bank's Revolving Commitment. Not later than 2:00 p.m., Lafayette, Louisiana time, on the Borrowing Date, Agent shall make available to Borrower at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Bank shall incur any liability to Borrower in acting upon any Notice of Borrowing referred to above which Agent or such Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2(b). Upon funding of Advances by Banks in accordance with this Agreement, pursuant to any such Notice of Borrowing, Borrower shall have effected Advances hereunder.

                                  (c) Letters of Credit. On the terms and
           conditions hereinafter set forth, the Agent shall from time to time during the period beginning on the Effective Date and ending on the Maturity Date upon request of Borrower issue standby and/or commercial Letters of Credit for the account of Borrower (the "Letters of Credit") in such face amounts as Borrower may request, but not to exceed in the aggregate face amount at any time outstanding the sum of Five Million Dollars ($5,000,000.00). The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as non-interest bearing Advances on the Revolving Commitment and all payments made by the Agent on such Letters of Credit shall be considered as Advances under the Note. Each Letter of Credit issued for the account of Borrower hereunder shall (i) be in favor of such beneficiaries as specifically requested by Borrower, (ii) have an expiration date not exceeding the Maturity Date, and (iii) contain such other terms and provisions as may be required by Agent. Each Bank (other than Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Bank's Revolving Commitment Percentage of such liability, and each Bank (other than Agent) thereby shall absolutely, unconditionally and irrevocably assumes, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and discharge when due, its Revolving Commitment Percentage of Agent's liability under such Letter of Credit. Borrower hereby unconditionally agrees to immediately pay and reimburse the Agent for the amount of each demand for payment under any Letter of Credit that is in substantial compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify Borrower of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrower shall advise the Agent whether or not it intends to borrow hereunder to finance its obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2(b) hereof. If Borrower fails to immediately pay and reimburse Agent as aforesaid, whether by borrowing hereunder or otherwise, Borrower hereby authorizes Agent to make an Advance hereunder as a Base Rate Loan in the amount of any payment made by Agent with respect to any Letters of Credit. The failure of the Borrower to pay such amounts in full to the Agent as required herein by the date specified by the Agent and the inability of the Agent to make an Advance as provided for in the foregoing sentence for any reason shall result in the Borrower being liable for interest on such amounts for the number of days that elapse from the day Agent honors such draft to the date on which such amounts are paid to the Agent by the Borrower at a rate per annum equal to the Default Rate.

                                  (d) Procedure for Obtaining Letters of
           Credit. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Banks' commitment above in Section 2(c) shall be designated by Borrower's written request delivered to Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, Borrower shall execute and deliver to the Agent an application and agreement with respect to the Letter of Credit, said application and agreement to be in the form used by the Agent. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if (A) the conditions precedent specified in Section 10 hereof shall not have been satisfied, or (B) the amount thereon when added to the amount of the outstanding Letters of

           Credit exceeds Five Million Dollars ($5,000,000.00) or (C) the amount thereof when added to the Total Outstandings would exceed the Revolving Commitment. On the Effective Date, there are outstanding Letters of Credit in the total amount of $1,650,000. Once issued, the Agent shall have the authority (subject to the terms and conditions hereof) to renew and extend from time to time the expiry date of any Letter of Credit without the requirement of the joinder of any of the Banks, except that the Agent shall not renew or extend the expiry date of any such Letter of Credit beyond the Maturity Date. Borrower agrees to pay the Agent for the benefit of the Banks commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) in an amount equal to the greater of (i) seven-eighths of one percent (.875%) per annum (based upon the actual days elapsed in a year consisting of 365, or, if appropriate, 366 days) on the maximum face amount of the Letter of Credit or (ii) $400.00. Borrower further agrees to pay Agent (i) an additional fee equal to one-eighth of one percent (.125%) per annum (based upon the actual days elapsed in a year consisting of 365, or, if appropriate, 366 days) on the maximum face amount of each Letter of Credit, and
           (ii) an amendment fee for any amendment to letters of credit issued hereunder, said fee to be in the amount of $50.00 per amendment and shall be due upon the issuance of such amendment. Such commissions shall be payable prior to the issuance of each Letter of Credit and thereafter on each anniversary date of such issuance while such Letter of Credit is outstanding.

                                  (e) Voluntary Reduction of Revolving
           Commitment. Borrower may at any time, or from time to time, upon not less than three (3) Business Days prior written notice to Agent, reduce or terminate the Revolving Commitment; provided, however, that (i) each reduction in the Revolving Commitment must be in the amount of at least $1,000,000 or in increments of $1,000,000 and
           (ii) each reduction must be accompanied by a prepayment of the Notes in the amount by which the outstanding principal balance of the Notes exceed the Revolving Commitment as reduced pursuant to this
           Section 2(e). Any such reduction in the Revolving Commitment shall be permanent and not subject to reinstatement.

                                  (f) Several Obligations. The obligations of the Banks under the Revolving Commitment are several and not joint. The failure of any Bank to make an Advance required to be made by it shall not relieve any other Bank of its obligation to make its Advance, and no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank. No Bank shall be required to lend hereunder any amount in excess of its legal lending limit.

                    3. NOTES EVIDENCING LOANS. The loans described above in
Section 2 shall be evidenced by notes of the Borrower as follows:

                                  (a) Form of Notes - The Revolving Loans shall be evidenced by Notes in the aggregate face amount of $90,000,000, in favor of each Bank in the amount of their Pro Rata Part and shall be in the form of Exhibit "B" hereto with appropriate insertions. Notwithstanding the face amount of the Notes, the actual principal amount due from Borrower to Banks on account of the Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, plus outstanding Reimbursement Obligations less all principal payments actually received by Banks in collected funds with respect thereto. Although the Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Notes may be higher, the Notes shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the loans.

                                  (b) Issuance of Additional Notes - At the
           Effective Date there shall be outstanding (i) three (3) Notes in the aggregate face amount of $90,000,000; one payable to Bank One in the face amount of $35,500,000, one payable to Deutsche in the face amount of $32,000,000 and one payable to Hibernia in the face amount of $22,500,000. From time to time new Notes may be issued to other Banks as such Banks become parties to this Agreement. Upon request from Agent, Borrower shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require each Bank to exchange its Notes for newly issued Notes to reflect the extent of each Bank's Revolving Commitments hereunder.

                                  (c) Interest Rates - The unpaid principal balance of the Notes shall bear interest from time to time as set forth in Section 4 hereof.

                                  (d) Payment of Interest - Interest on the
           Notes shall be payable on each Interest Payment Date

                                  (e) Payment of Principal - Principal of the
           Notes shall be due and payable to the Agent for the ratable benefit of the Banks on the Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of Section 8(b) hereof.

                                  (f) Payment to Banks - Each Bank's Pro Rata
           Part of payment or prepayment of the Notes shall be directed by wire transfer to such Bank by the Agent at the address provided to the Agent for such Bank for payments no later than 2:00 p.m., Lafayette, Louisiana, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Bank shall have failed to make an Advance as contemplated under Section 2 hereof (a "Defaulting Bank") and the Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Lafayette, Louisiana, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Bank as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Bank.

                                  (g) Sharing of Payments, Etc. - If any Bank shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Revolving Loans or any Letter of Credit, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on the Revolving Loans or such Letter of Credit, such Bank shall purchase from the other Banks such participation as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

                                  (h) Non-Receipt of Funds by the Agent -
           Unless the Agent shall have been notified by a Bank or Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Revolving Loan to be made by it hereunder or Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the

           Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the rate applicable to such portion of the applicable Revolving Loan.

                                  (i) Capital Adequacy - If either (i) the introduction or implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation or
           (ii) the introduction or implementation of or the compliance with any mandatory request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank as a result of maintaining the Revolving Loans, then within fifteen (15) days after demand by such Bank, Borrower will pay to such Bank, from time to time as specified by such Bank, such additional amount or amounts which such Bank shall reasonably determine to be appropriate to compensate such Bank or any corporation controlling such Bank in light of such circumstances, to the extent that such Bank reasonably determines that the amount of any such capital would be increased, or the rate of return on any such capital would be reduced in whole or in part, based on the existence of the amount of the Revolving Loans or such Bank's Revolving Commitment under this Agreement.

                    4. INTEREST RATES.

                                  (a) Options

                           (i) Base Rate Loans. Borrower agrees to pay interest
                  on the Revolving Loans calculated utilizing a 360 day daily interest factor over the number of days in an actual calendar year (365, or if appropriate, 366 days) with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate (defined herein), or (ii) the sum of the Base Rate plus the Base Rate Margin. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Base Rate Loans shall be payable as specified in Section 3(e) hereof and the interest in respect of each Base Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Base Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Default Rate.

                           (ii) Eurodollar Loans. Borrower agrees to pay
                  interest calculated utilizing a 360 day daily interest factor over the number of days in an actual calendar year (365, or if appropriate, 366 days) with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Eurodollar Rate plus the Eurodollar Margin. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Notes shall be payable as specified in Section 3(e) hereof and the interest with respect to each Eurodollar Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Default Rate. Upon two (2) Eurodollar Business Days' written notice prior to the making by the Banks of any Eurodollar Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrower shall have the option, subject to compliance by Borrower with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), two (2) or three (3) month period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrower shall be deemed to have elected to convert all maturing Eurodollar Loans to Base Rate Loans.

                                  (b) Interest Rate Determination. The Agent shall determine each interest rate applicable to the Revolving Loans hereunder pursuant to the terms of this Agreement. The Agent shall give prompt notice to Borrower of each rate of interest so determined and its determination thereof shall be conclusive absent error.

                                  (c) Conversion Option. Borrower may elect from time to time (i) to convert all or any part of its Eurodollar Loans to Base Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Lafayette, Louisiana time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of Eurodollar Loan shall only be made on the last day of the Eurodollar Interest Period with respect thereof, (ii) to convert all or any part of its Base Rate Loans to Eurodollar Loans by giving the Agent irrevocable written notice of such election two (2) Eurodollar Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day or a Business Day, as the case may be, on the next succeeding Eurodollar Business Day or Business Day, as the case may be. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement on the Notes.

                                  (d) Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or (ii), as the case may be, had at all times been in effect.

                    5. SPECIAL PROVISIONS RELATING TO EURODOLLAR LOANS.

                                  (a) Unavailability of Funds or Inadequacy of
           Pricing. In the event that, in connection with any proposed Eurodollar Loan, any Bank (i) shall have determined that U.S. Dollar deposits of the relevant amount and for the relevant Eurodollar Interest Period for Eurodollar Loans are not available to such Bank in the London interbank market; or (ii) in good faith determines that the Eurodollar Interest Rate will not adequately reflect the cost to such Bank of maintaining or funding the Eurodollar Loans for such Interest Period, the obligations of the Banks to make the Eurodollar Loans, as the case may be, shall be suspended until such time such Bank in its sole discretion reasonably exercised determines that the event resulting in such suspension has ceased to exist. If any Bank shall make such determination it shall promptly notify the Agent in writing, Agent shall promptly notify Borrower in writing, and Borrower shall either repay the outstanding Eurodollar Loans owed to such Bank, without penalty, on the last day of the current Interest Period or convert the same to Base Rate Loans in the case of Eurodollar Loans on the last day of the then current Interest Period for such Eurodollar Loan.

                                  (b) Reserve Requirements. In the event of any change in any applicable law, treaty or regulation or in the interpretation or administration thereof, or in the event any central bank or other fiscal monetary or other authority having jurisdiction over any Bank or the loans contemplated by this Agreement shall impose, modify or deem applicable any reserve requirement of the Board of Governors of the Federal Reserve System on any Eurodollar Loan or loans, or any other reserve, special deposit, or similar requirements against assets to, deposits with or for the account of, or credit extended by, the Banks or shall impose on any Bank or the London interbank market, as the case may be, any other condition affecting this Agreement or the Eurodollar Loans and the result of any of the foregoing is to increase the cost to any Bank in making or maintaining its Eurodollar Loans or to reduce any amount (or the effective return on any amount) received by any Bank hereunder, then Borrower shall pay to the Banks upon demand of any Bank as additional interest on the Notes evidencing the Eurodollar Loans such additional amount or amounts as will reimburse the Banks for such additional cost or such reduction. The Banks shall give notice to Borrower upon becoming aware of any such change or imposition which may result in any such increase or reduction. A certificate of any Bank setting forth the basis for the determination of such amount necessary to compensate Banks as aforesaid shall be delivered to Borrower and shall be conclusive as to such determination and such amount, absent error.

                                  (c) Taxes. Both principal and interest on the Notes evidencing the Eurodollar Loans and any other payment due pursuant to any Loan Document are payable without withholding or deduction for or on account of any taxes. If any taxes are levied or imposed on or with respect to the Notes evidencing the Eurodollar Loans or on any payment on the Notes evidencing the Eurodollar Loans made to any Bank, then, and in any such event, Borrower shall pay to the Banks upon demand of any Bank such additional amounts as may be necessary so that every net payment of principal and interest on the Notes evidencing the Eurodollar Loans, after withholding or deduction for or on account of any such taxes, will not be less than any amount provided for herein. In addition, if at any time when the Eurodollar Loans are outstanding any laws enacted or promulgated, or any court of law or governmental agency interprets or administers any law, which, in any such case, materially changes the basis of taxation of payments to any Bank of principal of or interest on the Notes evidencing the Eurodollar Loans by reason of subjecting such payments to double taxation or otherwise (except through an increase in the rate of tax on the overall net income of such Bank or Banks) then Borrower will pay the amount of loss to the extent that such loss is caused by such a change. The Banks shall give notice to Borrower upon becoming aware of the amount of any loss incurred by any Bank through enactment or promulgation of any such law which materially changes the basis of taxation of payments to one or more of the Banks. The Banks shall also give notice on becoming aware of any such enactment or promulgation which may result in such payments becoming subject to double taxation or otherwise. A certificate of any Bank setting forth the basis for the determination of such loss and the computation of such amounts shall be delivered to Borrower and shall be conclusive of such determination and such amount, absent error.

                                  (d) Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for the Banks to maintain or fund its Eurodollar Loans hereunder, then the Banks shall promptly notify Borrower in writing and Borrower shall either repay the outstanding Eurodollar Loans owed to the Banks, without penalty, on the last day of the current Interest Periods (or, if any Bank may not lawfully continue to maintain and fund such Eurodollar Loans, immediately), or Borrower may convert such Eurodollar Loans at such appropriate time to Base Rate Loans.

                                  (e) Option to Fund. The Banks shall each have the option if Borrower elect a Eurodollar Loan, to purchase one or more deposits in order to fund or maintain its funding of the principal balance of its Note to which such Eurodollar Loan is applicable during the Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid under such Eurodollar Loan and any amounts owing hereunder and under the Notes. Any Bank shall be entitled to fund and maintain its funding of all or any part of that portion of the principal balance of the Notes in any manner it sees fit, but all such determinations hereunder shall be made as if such Bank has actually funded and maintained that portion of the principal balance of the Notes to which a Eurodollar Loan is applicable during the applicable Interest Period through the purchase of deposits in an amount equal to the principal balance of the Notes to which such Eurodollar Loan is applicable and having a maturity corresponding to such Interest Period. Any Bank may fund the outstanding principal balance of the Notes which is to be subject to any Eurodollar Loan from any branch or office of such Bank as any Bank may designate from time to time.

                                  (f) Indemnity. Borrower shall indemnify and hold harmless the Banks against all reasonable and necessary out-of-pocket costs and expenses which the Banks may sustain (i) as a consequence of any Default or Event of Default by Borrower under this Agreement, or (ii) outside of their ordinary course of business in making and servicing any loan or loans as Eurodollar Loans under this Agreement.

                                  (g) Payments Not at End of Interest Period.
           If Borrower makes any payment of principal with respect to any Eurodollar Loan on any day other than the last day of the Interest Period applicable to such Eurodollar Loan or if Borrower fails to reborrow or convert after giving notice of its intent to do so, then Borrower shall reimburse the Banks on demand for any loss, cost or expense incurred by the Banks as a result of the timing of such payment or in redepositing such principal amount, including the sum of (i) the cost of funds to the Banks in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if any Bank is able to redeposit such principal amount so paid for the balance of the Interest Period, by the interest earned by such Bank as a result of so redepositing such principal amount, plus (ii) any expense or penalty incurred by the Bank in redepositing such principal amount. A certificate of any Bank setting forth the basis for the determination of the amount owed by Borrower pursuant to this Section 5(g) shall be delivered to Borrower and shall be conclusive in the absence of manifest error.

                    6. COLLATERAL SECURITY. To secure the performance by Borrower and the Guarantors of their obligations hereunder, and under the Notes and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefore, Borrower and the Guarantors have either previously granted or assigned to Agent, or shall contemporaneously with or prior to the execution of this Agreement and the Notes, grant and assign to Agent for the ratable benefit of the Banks a first and prior Lien on accounts, general intangibles, inventory and equipment located in the States of Louisiana and Texas. The accounts, general intangibles, inventory and equipment and other collateral in which Borrower and each Guarantor has heretofore or herewith granted or hereafter grants to Agent for the ratable benefit of the Banks a first and prior Lien (to the satisfaction of the Agent) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral."

         The granting and assigning of such security interests and Liens by Borrower and the Guarantors shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Borrower and the Guarantors will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Banks' Liens in the Collateral or any part thereof.

         In addition to the granting of the first and prior Liens referred to above, Borrower and the Guarantors have either previously, or shall contemporaneously herewith grant to the Banks a negative pledge on all of their other assets.

                    7. FEES.

                                  (a) Unused Fee. Borrower shall pay to Agent for the ratable benefit of the Banks an unused commitment fee (the "Unused Commitment Fee") equivalent to the Unused Fee Rate (utilizing a 360-day daily interest factor over the number of days in an actual calendar year consisting of 365, or, if appropriate, 366 days) on the daily average of the unadvanced portion of the Revolving Commitment less the outstanding amount of each unfunded Letter of Credit issued by the Agent pursuant to Section 2(c) hereof. The Unused Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter beginning September 30, 1997 with the final fee payment due on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the Revolving Commitment terminates on any date prior to the end of any such monthly period, Borrower shall pay to the Agent for the ratable benefit of the Banks, on the date of such termination, the total Unused Commitment Fee due for the period in which such termination occurs.

                                  (b) Facility Fee. Borrower shall pay to the Agent for the ratable benefit of the Banks a facility fee equal to 1/8 of 1% of the Revolving Commitment, such fee to be payable on the Effective Date.

                                  (c) The Letter of Credit Fee. Borrower shall pay to the Agent the Letter of Credit fees required above in Section 2(d).

                                  (d) Agency Fees. Borrower shall pay to the Agent and the Co-Agent certain fees for acting as Agent hereunder in amounts to be negotiated between Borrower, the Agent and the Co-Agent.

                    8.     PREPAYMENTS.

                                  (a) Voluntary Prepayments. Subject to the provisions of Section 5(g) hereof with respect to Eurodollar Loans, Borrower may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment shall be made on at least one (1) Business Day's notice to Agent and shall be in an amount of at least $500,000 or whole multiples of $100,000 in excess thereof or the unpaid balance on the Notes, whichever is less, plus accrued interest thereon to the date of prepayment.

                                  (b) Mandatory Prepayment. Subject to the provisions of Section 5(g) hereof, in the event the Total Outstandings ever exceed the Revolving Commitment, the Borrower shall immediately prepay, without premium or penalty, the principal amount of the Notes in an amount at least equal to such excess plus accrued but unpaid interest thereon to the date of such prepayment.

                    9. REPRESENTATIONS AND WARRANTIES. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Agreement, Borrower and each Guarantor hereby represents and warrants to the Banks (which representations and warranties will survive the delivery of the Notes) that:

                                  (a) Creation and Existence. Borrower and each Guarantor is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Borrower and each Guarantor has all power and authority to own its respective properties and assets and to transact the business in which it is engaged.

                                  (b) Power and Authority. Borrower is duly authorized and empowered to create and issue the Notes; and Borrower and each Guarantor is duly authorized and empowered to execute, deliver and perform its obligations under the Loan Documents to which it is a party, including this Agreement; and all corporate or partnership action on Borrower's and each Guarantor's part requisite for the due creation and issuance of the Notes and on Borrower's and each Guarantor's part requisite for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.

                                  (c) Binding Obligations. This Agreement does, and the Notes and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrower and each Guarantor, enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors rights generally).

                                  (d) No Legal Bar or Resultant Lien. The Notes and the Loan Documents, including this Agreement, do not and will not, to the best of Borrower's or any Guarantor's knowledge, violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which either Borrower or any Guarantor is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Borrower or any Guarantor, other than those contemplated by this Agreement.

                                  (e) No Consent. The execution, delivery and performance by Borrower of the Notes and the Loan Documents, including this Agreement and the execution and delivery by each Guarantor of the Guaranties and the Loan Documents, including this Agreement, do not require the consent or approval of any other person or entity, including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

                                  (f) Financial Condition. The unaudited
           Consolidated Financial Statements of Borrower dated March 31, 1997, which have been delivered to the Agent are complete and correct in all material respects, and fully and accurately reflect in all material respects the consolidated financial condition and results of the operations and cash flow of Borrower as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of

           Borrower which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Banks in Schedule "2" attached hereto.

                                  (g) Liabilities. Neither Borrower nor any
           Guarantor has any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Banks in the Financial Statements and on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower or any Subsidiary which is reasonably expected to have a Material Adverse Effect.

                                  (h) Litigation. Except as described in the Financial Statements, or as otherwise disclosed to the Banks in Schedule "4" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of either Borrower or any Guarantor, threatened against or affecting either Borrower or any Guarantor which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

                                  (i) Taxes; Governmental Charges. Borrower and each Guarantor has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could reasonably be expected to have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

                                  (j) Titles, Etc. Borrower and each Guarantor has good and defensible title to all of their respective assets, free and clear of all liens or other encumbrances except Permitted Liens.

                                  (k) Defaults. Neither Borrower nor any
           Guarantor is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower or any Guarantor is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

                                  (l) Casualties; Taking of Properties. Since the dates of the latest Financial Statements of Borrower delivered to Banks, neither the business nor the assets or properties of Borrower or any Guarantor have been affected (to the extent it is reasonably likely to cause a Material Adverse Effect) as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

                                  (m) Use of Proceeds; Margin Stock. The
           availability under the Revolving Commitment will be used by Borrower for the purposes of (i) refinancing existing debt, (ii) letters of credit, (iii) working capital and (iv) general corporate purposes. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R.
           Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

                   Neither Borrower nor any person or entity acting on behalf of Borrower has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

                                  (n) Location of Business and Offices. The principal place of business and chief executive offices of Borrower is located at the address stated in Section 16 hereof. The principal place of business of each Guarantor is located at the address shown on Schedule "7" hereto.

                                  (o) Compliance with the Law. To the best of Borrower's and each Guarantor's knowledge, neither Borrower nor such
           Guarantor:

                           (i)      is  in  violation  of  any  law,  judgment,
                  decree,  order,   ordinance,   or governmental  rule or
                  regulation to which Borrower, or any of its assets or properties are subject; or

                           (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

           which violation or failure is reasonably expected to have a Material Adverse Effect.

                                  (p) No Material Misstatements. No
           information, exhibit or report furnished by Borrower or any Guarantor to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

                                  (q) ERISA. Borrower and each Guarantor is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in
           Section 403 of ERISA, has occurred with respect to any Plan of Borrower or any Guarantor.

                                  (r) Public Utility Holding Company Act.
           Neither Borrower nor any Guarantor is a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                  (s) Environmental Matters.ronmental Matters

                           (i) Except as disclosed on Borrower's 1996 Form 10-K
                  or on Schedule "6" hereto, neither Borrower nor any Guarantor
                  (a) has received notice of any Environmental Liability, (b) has received notice of any threatened or actual liability in connection with the release of any toxic or hazardous waste into the environment which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect or (c) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or Hazardous Waste into the environment for which Borrower or any Guarantor is or may be liable which would be reasonably likely to result in a Material Adverse Effect.

                           (ii) The Borrower and each Guarantor have obtained
                  all permits, licenses and authorizations which are required under all Environmental Laws, including, without limitation, laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials (including, without limitation, ambient air, surface water, ground water, or land) or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials), except to the extent that failure to have or obtain any such permit, license or authorization would not have a Material Adverse Effect . The Borrower and each of the Guarantors is in compliance with all terms and conditions of the permits, licenses and authorizations required to be obtained by it, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or contained in any regulations, code, plan, order, injunction, notice or demand letter issued, entered, promulgated, or approved thereunder, except to the extent that failure to comply would not have a Material Adverse Effect.

                                  (t) Liens. Except (i) as disclosed on
           Schedule "1" hereto and (ii) for Permitted Liens, the assets and properties of Borrower and each Guarantor is free and clear of all liens and encumbrances.

                                  (u) Subsidiaries. All of Borrower's
           Subsidiaries are listed on Schedule "5" hereto. With the exception of The Loma Company, L.L.C. and International Mat Co. Ltd., the Guarantors are the only Subsidiaries and affiliated companies of the Borrower that are operating and conducting business on the date of execution of this Agreement.

                    10. CONDITIONS OF LENDING.

                                  (a) The effectiveness of this Agreement, and
                  the obligation to make the initial Advance under the Revolving Commitment or the initial issuance (or deemed issuance) of a Letter of Credit shall be subject to satisfaction of the following conditions precedent:

                             (i) Execution and Delivery. Borrower shall have
                  executed and delivered the Notes, the Agreement, the Security Instruments and other required documents, all in form and substance satisfactory to the Agent;

                             (ii) Guarantor's Execution and Delivery. Each
                  Guarantor shall have executed and delivered its Guaranty in the form of Exhibit "C" hereto, this Agreement, its Security Instruments and all other required documents, all in form and substance satisfactory to Agent;

                             (iii) Legal Opinion. The Agent shall have received
                  from Borrower's and Guarantors' legal counsel a favorable legal opinion in form and substance satisfactory to Agent and its legal counsel;

                             (iv) Corporate Resolutions. The Agent shall have
                  received appropriate certified resolutions of Borrower, each corporate and limited liability company Guarantor and the general partner of each limited partnership Guarantor;

                             (v) Good Standing. The Agent shall have received
                  evidence of existence and good standing for Borrower and each Guarantor;

                             (vi) Incumbency. The Agent shall have received a
                  signed certificate of Borrower, certifying the names of the officers of Borrower and each Guarantor authorized to sign loan documents on behalf of Borrower and each Guarantor, together with the true signatures of each such officer. The Agent may conclusively rely on such certificate until the Agent receives a further certificate of Borrower or any Guarantor canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

                             (vii) Articles of Incorporation and Bylaws. The
                  Agent shall have received copies of the Certificate or Articles of Incorporation of Borrower and each corporate Guarantor and all amendments thereto, certified by the Secretary of State of the State of its incorporation, and a copy of the bylaws of Borrower and each Guarantor certified by Borrower and each Guarantor as being true, correct and complete;

                             (viii) Partnership Agreements. The Agent shall
                  have received copies of the partnership agreements of each Guarantor that is a limited partnership, and all amendments thereto, certified to as true and correct by the general partner of each such limited partnership;

                             (ix) Articles of Organization and Regulations. The
                  Agent shall have received copies of the Articles of Organization (or the equivalent) of each limited liability company Guarantor and all amendments thereto certified by the Secretary of State of the state of each such Guarantor's formation and a copy of the regulations

                  (or the equivalent) of each such Guarantor and all amendments thereto, certified to by one or more officers of such Guarantor as being true, correct and complete;

                             (x) Representation and Warranties. The
                  representations and warranties of Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

                             (xi) No Default or Event of Default. No Default or
                  Event of Default shall have occurred and be continuing;

                             (xii) Other Documents. Agent shall have received
                  such other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

                             (xiii) Legal Matters Satisfactory. All legal
                  matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrower.

                  (b) The obligation of the Banks to make any Advance on the Revolving Commitment and the obligation of Agent to issue, extend or renew any Letter of Credit (including the initial Advance or initial Letter of Credit, as the case may be) shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

                             (i) Representation and Warranties. The
                  representations and warranties of Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

                             (ii) No Default or Event of Default. No Default or
                  Event of Default shall have occurred and be continuing;

                             (iii) Other Documents. Agent shall have received
                  such other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

                             (iv) Legal Matters Satisfactory. All legal matters
                  incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrower.


                    11. AFFIRMATIVE COVENANTS. The Borrower and each Guarantor covenants and agrees with the Banks, the Agent and the Co-Agent that, so long as any Revolving Commitment, Revolving Loan, Letter of Credit, Reimbursement Obligation or any fee, expense, or any other amount payable under any Loan Document shall remain unpaid and outstanding:

                                  (a) Financial Statements and Reports.
           Borrower shall promptly furnish to the Banks from time to time upon request such information regarding the business and affairs and financial condition of Borrower, as the Banks may reasonably request, and will furnish to the Banks:

                             (i) Annual Financial Statements. As soon as
                  available, and in any event within ninety (90) days after the close of each fiscal year, the annual audited consolidated Financial Statements and unaudited consolidating Financial Statements of Borrower, prepared in accordance with GAAP and in a manner consistent with prior years;

                             (ii) Quarterly Financial Statements. As soon as
                  available, and in any event within forty-five (45) days after the end of each calendar quarter of each year (except the last calendar quarter of any fiscal year), the quarterly unaudited consolidated and consolidating Financial Statements of Borrower prepared in accordance with GAAP and in a manner consistent with prior periods;

                             (iii) SEC Reports. As soon as available, and in
                  any event within five (5) days of filing, copies of all filings made by Borrower with the U.S. Securities and Exchange Commission;

                             (iv) Additional Information. Promptly upon request
                  of the Agent from time to time any additional financial information or other information that the Agent may reasonably request.

         All such reports, information, balance sheets and Financial Statements referred to in Subsection 11(a) above shall be in such detail as the Agent may reasonably request.

                                  (b) Certificates of Compliance. Concurrently with the furnishing of the annual Financial Statements pursuant to Subsection 11(a)(i) hereof and the quarterly unaudited Financial Statements pursuant to Subsection 11(a)(ii) hereof, Borrower will furnish or cause to be furnished to the Agent a certificate in the form of Exhibit "D" attached hereto, signed by the President or Chief Financial Officer of Borrower.

                                  (c) Taxes and Other Liens. Borrower and each
           Guarantor will pay and discharge promptly all lawful taxes, assessments and governmental charges or levies imposed upon Borrower or any Guarantor or upon the income or any assets or property of Borrower or any Guarantor as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of Borrower or any Guarantor and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that the Borrower and each Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if Borrower or such Guarantor shall have set up adequate reserves therefor, if required, under GAAP.

                                  (d) Compliance with Laws. Borrower and each
           Guarantor shall observe and comply with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, where the failure to so observe and comply is reasonably expected to have a Material Adverse Effect.

                                  (e) Further Assurances. Borrower will cure promptly any defects in the creation and issuance of any Note and the execution and delivery of the Notes and the Loan Documents, including this Agreement. Each Guarantor will cure promptly all defects in the execution and delivery of their Guaranties. Borrower at its sole expense will promptly execute and deliver to Agent upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in any Note or more fully to state the obligations set out herein.

                                  (f) Performance of Obligations. Borrower will pay the Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof.

                                  (g) Insurance. Borrower and each Guarantor now maintains and will continue to maintain insurance with insurers which it reasonably believes to be financially sound and reputable with respect to its assets against such liabilities, fires, casualties, risks, environmental risks, and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated and in amounts which are consistent with prudent business practices. Upon request of the Agent, Borrower and each of the Guarantors will furnish or cause to be furnished to the Agent from time to time a summary of the respective insurance coverage of Borrower and each Guarantor in form and substance satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies.

                                  (h) Accounts and Records. Borrower and each
           Guarantor shall keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by Borrower's or any Guarantor's auditors.

                                  (i) Right of Inspection. Borrower and each
           Guarantor will permit any officer, employee or agent of the Agent or any Bank to examine Borrower's and each Guarantor's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Agent or such Bank may reasonably request.

                                  (j) Notice of Certain Events. Borrower shall promptly notify the Agent if Borrower learns of the occurrence of
           (i) any event which constitutes an Event of Default together with a detailed statement by Borrower of the steps being taken to cure the Event of Default; or (ii) any legal, judicial or regulatory proceedings affecting Borrower, any Guarantor, or any of the assets or properties of Borrower or any Guarantor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or (iii) any dispute between Borrower or any Guarantor and any governmental or regulatory body or any other person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; or (iv) any other matter which in Borrower's opinion is reasonably expected to have a Material Adverse Effect.

                                  (k) ERISA Information and Compliance.
           Borrower and each Guarantor shall promptly furnish to the Agent immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer of such Borrower or such Guarantor specifying the nature thereof, what action Borrower or such Guarantor is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

                                  (l) Environmental Compliance.mental
           Compliance

                           (i) The Borrower and each Guarantor will comply with
                  and will use its best efforts to cause its agents, contractors and sub-contractors (while such Persons are acting within the scope of their contractual relationship with the Borrower and the Guarantors) to so comply with (A) all applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Authorities and (B) the terms and conditions of all applicable permits, licenses, certificates and approvals of all Governmental Authorities now or hereafter granted or obtained with respect to properties owned or operated by the Borrower or any Guarantor unless such compliance would violate the laws or regulations of the jurisdictions in which the assets are located.

                           (ii) The Borrower and each Guarantor will use its
                  best efforts and safety practices to prevent the unauthorized release, discharge, disposal, escape or spill of Hazardous Substances on or about properties owned or operated by the Borrower or the Guarantors.

                                  (m) Environmental Notifications. The Borrower and the Guarantors shall notify the Agent, in writing, within five
           (5) Business Days of any of the following events occurring after the date of this Agreement:

                           (i) Any written notification made by Borrower or any
                  Guarantor to any federal, state or local environmental agency required under any federal, state or local environmental statute, regulation or ordinance relating to a spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on, the properties and operations owned or operated by the Borrower or any Guarantor.

                           (ii) Knowledge by an officer of the Borrower or any
                  Guarantor of receipt of service by Borrower or such Guarantor of any complaint, compliance order, compliance schedule, notice letter, notice of violation, citation or other similar notice or any judicial demand by any court, federal, state or local environmental agency, alleging (A) any spill, unauthorized discharge or release of any Hazardous Substance to the environment from, or as a result of the operations on, the properties owned or operated by the Borrower or such Guarantor or (B) violations of applicable laws, regulations or permits regarding the generation, storage, handling, treatment, transportation, recycling, release or disposal of Hazardous Substances on or as a result of operations on the properties and operations owned or operated by the Borrower or such Guarantor.

                           (iii) It is understood by the parties hereto that
                  the aforementioned notices are solely for the Agent's and the Banks' information, may not otherwise be required by any federal, state or local environmental laws, regulations or ordinances, and are to be considered confidential information by the Banks and the Agent.

                           (iv) The term "environmental agency" as used herein
                  shall include, but not be limited to, the United States Environmental Protection Agency, the United States Coast Guard, the United States Mineral Management Service, the United States Department of Transportation (in its administration of the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq.), the Louisiana Department of Natural Resources, the Railroad Commission of the State of Texas, the Texas Natural Resource Conservation Commission and other analogous or similar Governmental Authorities regulating or administering statutes, regulations or ordinances relating to or imposing liability or standards of conduct concerning the generation, storage, use, production, transportation, handling, treatment, recycling, release or disposal of any Hazardous Substance.

                                  (n) Environmental Indemnifications.
           Indemnifications

                           (i) The Borrower and the Guarantors hereby agree,
                  jointly and severally, to indemnify and hold the Agent, the Co-Agent and each Bank harmless from and against any and all claims, losses, liability, damages and injuries of any kind whatsoever asserted against the Agent, the Co-Agent and the Banks with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from any properties owned or operated by the Borrower or any Guarantor of any Hazardous Substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Authorities, regardless of whether or not caused by or within the control of the Borrower or any Guarantor.

                           (ii) It is the parties' understanding that the
                  Agent, the Co-Agent, the and the Banks do not now, have never and do not intend in the future to exercise any operational control or maintenance over the properties and operations owned or operated by the Borrower or any Guarantor, nor have they in the past, presently, or intend in the future to, maintain an ownership interest in the properties owned or operated by the Borrower or any Guarantor except as may arise upon enforcement of the rights under the Security Instruments.

                                  (o) Change of Principal Place of Business.
           Borrower and each Guarantor shall give Agent at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 16 hereof.

                                  (p) Payables and Other Indebtedness. Borrower and each Guarantor shall pay their trade payables and other Debt that arise in the ordinary course of business promptly as they become due except to the extent any such trade payables or Debt are being contested in good faith.

                                  (q) Removal of Equipment and Other Inventory. In the event that the Borrower or any Guarantor removes any equipment and/or inventory (which removal is permitted if in the ordinary course of business) mortgaged to the Agent for the ratable benefit of the Banks, to a location other than a location in the States of Louisiana and Texas, details concerning such move shall be furnished to the Agent upon request. Borrower and each Guarantor agrees that it will not mortgage, pledge, sell, assign or grant a security interest on such moved equipment and/or inventory to any Person other than the Agent and the Banks.

                                  (r) Permits and Exclusivity Rights. The
           Borrower and each of the Guarantors shall provide the Banks upon request of the Agent, a listing (i) of all key permits required for business purposes and (ii) if applicable, all rights to exclusivity, particularly pertaining to mats.

                                  (s) Lock Box Agreements/Cash Control
           Accounts. As a condition precedent to the Banks' agreement to extend the Revolving Commitment, each of the Guarantors shall maintain a lock box for the collection of its respective accounts receivable, which lock boxes have been established by the Borrower, the Guarantors, and the Agent on behalf of the Banks. Further, the Agent has established through its Cash Management Department a cash control account (collectively, the "Control Accounts") for each of the Guarantors for the deposit by the Agent of all accounts receivable payments made to the lock boxes. The lock boxes and the Control Accounts are subject to (i) the terms and provisions of the letter agreements heretofore entered into by each of the Guarantors and the Agent, (collectively, the "Lock Box Agreements"), and (ii) the following terms and provisions:

                           (i) Access to the lock boxes shall be restricted to
                  the Agent until such time as the Notes and all other obligations hereunder and under the other Loan Documents are paid in full and the Notes cancelled.

                           (ii) In no event shall the Agent or any of the Banks
                  be liable for special or consequential damages to the Borrower, the Guarantors or any third party related to or arising from the performance or non-performance of lockbox services or the breach thereof, or relating to equipment. In addition, the Agent or any of the Banks shall not be liable in damages for lost profits or for any claim or demand asserted against the Agent or any of the Banks by any party.

                           (iii) The Borrower and the Guarantors are not entitled to write checks on the Control Accounts.

                           (iv) On each Business Day the Agent will collect the
                  contents of each lock box and the same will be processed and deposited by the Agent into the Control Accounts.

                           (v) The Agent, the Banks, the Borrower, and the
                  Guarantors agree that the Agent's duties and responsibilities shall be limited to those set forth herein and in the Lock Box Agreements and in performing services hereunder and thereunder the Agent's legal duty to the Borrower and the Guarantors is limited to the exercise of ordinary care. Failure to exercise ordinary care shall not be inferable or presumed by reason of the loss of an item or other non-compliance with or non-performance of the terms hereof without and in addition thereto, proof of the Agent's failure to exercise such ordinary care as would legally constitute negligence on the part of the Agent. Establishment of and substantial compliance with the procedures attached to the Lock Box Agreements shall be deemed conclusive proof of the Agent's exercise of ordinary care in respect to the transactions in which the loss (whether of money, items or otherwise) or other non-performance or non-compliance with the provisions of this Agreement occurred. In no event shall the Agent be liable for loss or damages resulting from its failure to perform duties pursuant to the provisions hereof if such failure is due to the occurrence of any of the following events: any act or omission taken or omitted by any of the Guarantors or by the Borrower, electrical, mechanical or other failure of computer or other equipment whether used, operated or controlled by the Agent or others; strikes or lockouts; delay or loss of items in the transmitting items to or from the Agent; fire or other casualty; riot or civil commotion; hurricanes, floods or other acts of nature; delay in transportation, any government regulations or interferences; or any event beyond the Agent's reasonable control.

                           (vi) Upon the occurrence of an Event of Default, the
                  Agent shall be entitled to apply all collected balances in the Control Accounts to the outstanding amount under the Revolving Commitment as evidenced by the Notes on a Pro Rata basis. So long as there is no Event of Default under the Agreement, the Agent agrees to deposit all collected balances in the Control Accounts to the said operating accounts.

                           (vii) The Guarantors are authorized to carry forward
                  on their books the uncollected balance in their respective Control Accounts at the end of each month.

                           (viii) Each of the Guarantors agrees to immediately
                  deposit in its Control Account all accounts receivable payments made directly to it.

                           (ix) The Guarantors do hereby grant to the Agent for
                  the pro rata benefit of the Banks a continuing security interest in the lock boxes and the Control Accounts as security for the indebtedness due under this Agreement and the Notes.

                           (x) Upon the Borrower's payment in full of the Notes
                  and all obligations hereunder and the termination of the Revolving Commitment, the Agent will terminate the Lock Box Agreements.

                                  (t) New Guarantors. Borrower shall cause any new Subsidiary to execute and deliver to the Banks a guaranty in form and substance similar to the Guaranties, together with the same information provided by the other Guarantors pursuant to Section 10(a)(iv) through (viii) hereof. If such new Subsidiary is located in, or doing business in, the States of Louisiana and/or Texas, Borrower shall cause such new Subsidiary to execute and delivery Security Instruments covering such new Subsidiary's accounts, general intangibles, equipment, inventory, and all proceeds therefrom, said Security Instruments to be in the form of the Security Instruments executed and delivered by the other Guarantors, together with a negative pledge covering all other assets of said new Subsidiary; provided, however, that notwithstanding any of the foregoing, if any new Subsidiary is acquired by Borrower for a cost of less than $10,000,000, such new Subsidiary shall have a period of six (6) months after the date of its acquisition to either (i) merge with an existing Guarantor, or (ii) execute and deliver the Guaranty, the information and the Security Instruments, if any, required by this Section 11(t).

                                  (u) Discharge Liens. Borrower and each
           Guarantor will discharge promptly any Lien, other than Permitted Liens, that may either arise by operation of law or otherwise without the active conduct of Borrower or any Guarantor.

                    12. NEGATIVE COVENANTS. The Borrower and each Guarantor covenants and agrees with the Banks, the Agent and the Co-Agent that, so long as any Revolving Commitment, Revolving Loan, Letter of Credit, Reimbursement Obligation or any fee, expense, or any other amount payable under any Loan Document shall remain unpaid and outstanding:

                                  (a) Negative Pledge. Neither the Borrower nor any Guarantor shall without the prior written consent of the
           Banks:

                           (i) create, incur or assume any Lien, security interest or other encumbrance on any of its assets or properties now owned or hereafter acquired, except Permitted Liens; or

                           (ii) sell, lease, transfer or otherwise dispose of,
                  in any fiscal year, any of its material assets or properties, except for (A) sales, leases, transfers or other dispositions made in the ordinary course of its business, and
                  (B) sales of assets not in excess of $5,000,000 in the aggregate in any fiscal year.

                                  (b) Current Ratio. Borrower will not allow the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.20 to 1.0 as of the end of any fiscal quarter.

                                  (c) Debt Service Coverage Ratio. Borrower will not allow the ratio of Consolidated Adjusted EBITDA to Consolidated Debt Service to be less than 1.50 to 1.0 as of the end of any fiscal quarter.

                                  (d) Maximum Total Debt Ratio. Borrower will not allow the ratio of total Debt (including Capitalized Lease Obligations) to Total Capitalization to ever exceed 50% as of the end of any fiscal quarter.

                                  (e) Tangible Net Worth. Borrower will not allow the Consolidated Tangible Net Worth to be less than $119,883,000 plus seventy-five percent (75%) of Borrower's Consolidated Net Income, if positive, for each fiscal quarter ending after December 31, 1996, tested at the end of each fiscal quarter.

                                  (f) Losses. The Borrower will not permit its Consolidated Net Income to be negative for any two consecutive fiscal quarters.

                                  (g) Consolidations and Mergers. Neither the
           Borrower nor any Guarantor shall consolidate or merge with or into any other Person, except that (i) the Borrower or any Guarantor may merge with another Person if Borrower or such Guarantor is the surviving entity in such merger; provided, however, that any such merger the cost of which exceeds $10,000,000 (which amount shall be calculated based upon either the cash price paid or the value, as of the date of the acquisition, of the stock or other assets used, as consideration for such merger or consolidation) shall require the prior consent of Majority Banks, which consent shall not be unreasonably withheld; and (ii) any Guarantor may merge with any other Guarantor, if, after giving effect to any such merger or consolidation, no Default or Event of Default shall have occurred and be continuing.

                                  (h) Debts, Guaranties and Other Obligations.
           Neither the Borrower nor any of the Guarantors will incur, create, assume or in any manner become or be liable in respect of any Debt, nor will

           Borrower or any Guarantor guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

                           (i) the Notes and any renewal or increase thereof;
                 or

                           (ii) on the indebtedness of Borrower or any
                 Guarantor heretofore disclosed to Banks on Schedule "3" hereto;

                           (iii) taxes, assessments or other government charges
                 which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

                           (iv) additional indebtedness for borrowed money or
                 letters of credit not in excess of $5,000,000.00 in the aggregate during any fiscal year; or

                           (v) intercompany indebtedness between Borrower and
                 the Guarantors; or

                           (vi) indebtedness incurred in the ordinary course of
                 the Borrower's and the Guarantors' business; or

                           (vii) the obligations of Borrower pursuant to that
                 certain Reimbursement Agreement between Borrower, Bank One and The Loma Company, L.L.C. ("Loma") dated April 1, 1997 pursuant to which Bank One issued a letter of credit in the face amount of $7,592,465.76 as a credit enhancement for bonds issued by Loma, which Reimbursement Agreement, the Reimbursement Note issued in connection therewith and the letter of credit are secured by, among other things, a subordinate lien on all of the assets of Borrower and the Guarantors which are also Collateral for the Revolving Commitment; or

                           (viii) guaranties by Borrower of obligations of its
                 Affiliates in amounts of up to $5,000,000; or

                           (ix) guaranties by Borrower dated August 29, 1996
                 for the benefit of Heller Financial Leasing Incorporated on behalf of Newpark Shipbuilding and Repair, Inc. in an amount not to exceed 80.65% of the outstanding balance owed by Newpark Shipbuilding and Repair, Inc. to Heller Financial Leasing Incorporated or $10,000,000, whichever is less; or

                           (x) renewals or extensions (but not increases in) of
                 any or all of the foregoing.

                                  (i) Dividends. Borrower will not declare or pay any dividend (other than stock dividends), purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, except the foregoing shall not apply to cash dividends not exceeding 25% of Borrower's Consolidated Net Income in any year, provided that no Default or Event of Default has occurred and is continuing or would result from the payment of such dividends.

                                  (j) Loans and Advances. Neither Borrower nor any Guarantor shall make or permit to remain outstanding any loans or advances to or in any person or entity, except that the foregoing restriction shall not apply to:

                           (i) loans or advances to any Person, the material
                 details of which have been set forth in the Financial Statements of Borrower heretofore furnished to Banks on Schedule "8" hereto; or

                           (ii) intercompany loans or advances between the
                 Borrower and the Guarantors; or

                           (iii) loans or advances to Loma not exceeding in the
                 aggregate at any time outstanding the amount of $3,000,000.

                                  (k) Sale or Discount of Receivables. Neither
           Borrower nor any Guarantor will discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its accounts receivable.

                                  (l) Nature of Business. Neither Borrower nor any Guarantor will permit any material change to be made in the character of its business as carried on at the date hereof.

                                  (m) Transactions with Affiliates. Neither
           Borrower nor any Guarantor will enter into any transaction with any Affiliate, except transactions upon terms that are no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

                                  (n) Investments. Neither Borrower nor any
           Guarantor shall make any investment in any person or entity, except such restriction shall not apply to:

                           (i) investments existing at the Effective Date as
                 disclosed in the Financial Statements; and

                           (ii) investments consisting of Cash Equivalents; and

                           (iii) investments in new Subsidiaries up to an
                 amount of $10,000,000 (which amount shall be calculated based upon either the cash price paid or the value, as of the date of the acquisition, of the stock or other assets used, as consideration for such investment) per new Subsidiary (investments in excess of $10,000,000 shall require the prior written consent of Majority Banks, which consent shall not be unreasonably withheld).

                                  (o) Amendment to Articles of Incorporation or Partnership Agreements. Neither Borrower nor any corporate Guarantor will permit any material amendment to, or any material alteration of, its Articles of Incorporation. No limited partnership Guarantor will permit any material amendment to, or material alteration of, its partnership agreement. Borrower shall immediately notify Agent of any name change of Borrower or any Guarantor.

                                  (p) Stock of Guarantors. Borrower shall not sell, transfer or otherwise dispose of any of the voting stock of any of the Guarantors to any Person other than another Guarantor.

                    13. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

                                  (a) Borrower shall fail to pay when due or declared due the principal of, and the interest on, the Notes, or any fee, reimbursement obligation or any other indebtedness of Borrower incurred pursuant to this Agreement or any other Loan Document; or

                                  (b) Any representation or warranty made under this Agreement, or in any certificate or statement furnished or made to the Banks pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

                                  (c) Default shall be made in the due
           observance or performance of any of the covenants or agreements contained in the Loan Documents, including this Agreement (excluding covenants contained in Section 12 of the Agreement for which there is no cure period), and such default shall continue for more than thirty (30) days; or

                                  (d) Default shall be made in the due
           observance or performance of the covenants contained in Section 12 of this Agreement; or

                                  (e) Default by Borrower or any Guarantor shall be made in respect of any obligation for borrowed money, other than the Notes, for which Borrower or any Guarantor is liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of Borrower or any Guarantor or in respect of any agreement relating to any such obligations unless neither Borrower nor any Guarantor is liable for same (i.e., unless remedies or recourse for failure to pay such obligations is limited to foreclosure of the collateral security therefor), and if such default shall continue beyond the applicable grace period, if any; or

                                  (f) Borrower or any Guarantor shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

                                  (g) An involuntary case or other proceeding shall be commenced against Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against Borrower or any Guarantor under the federal bankruptcy laws as now or hereinafter in effect; or

                                  (h) A final judgment or order for the payment of money in excess of $1,000,000 (or judgments or orders aggregating in excess of $1,000,000 outstanding at any one time) shall be rendered against Borrower or any Guarantor and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days unless such judgment or orders are fully covered by insurance or supersedeas bond; or

                                  (i) In the event the aggregate principal amount outstanding under the Notes shall at any time exceed the Revolving Commitment established for the Notes, and Borrower shall fail to comply with the provisions of Section 8(b) hereof; or

                                  (j) A Change of Control shall occur; or

                                  (k) Any Guarantor shall repudiate its
           Guaranty; or

                                  (l) In the event Borrower or any Guarantor fails to maintain a first priority perfected security interest on the Collateral in favor of the Banks.

           Upon occurrence of any Event of Default specified in Subsections 13(f) or (g) hereof, the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of Borrower hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by Borrower. In any other Event of Default, the Agent, upon request of Majority Banks, shall by notice to Borrower declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which Borrower and each Guarantor hereby expressly waive, anything contained herein or in the Notes to the contrary notwithstanding. Nothing contained in this Section 13 shall be construed to limit or amend in any way the Events of Default enumerated in the Notes, or any other document executed in connection with the transaction contemplated herein.

         Upon the occurrence and during the continuance of any Event of Default, the Banks are hereby authorized at any time and from time to time, without notice to Borrower or any Guarantor (any such notice being expressly waived by Borrower and each Guarantor), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Banks to or for the credit or the account of Borrower or any Guarantor against any and all of the indebtedness of Borrower or any Guarantor under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Banks shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Banks shall be applied against the indebtedness owed the Banks by Borrower and the Guarantors pursuant to this Agreement and the Notes. The Banks agree promptly to notify Borrower and the Guarantors after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

                    14.THE AGENT AND THE BANKS.

                                  (a) Appointment and Authorization. Each Bank hereby appoints Agent as its agent, on its behalf: (i) to act as agent on behalf of such Bank in and under all Loan Documents; (ii) to arrange the means whereby the funds of Banks are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Bank under the Loan Documents (when such Bank is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Banks under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Banks; (vi) to promptly distribute to each Bank all material information, requests, documents and items received from Borrower under the Loan Documents; (vii) to promptly distribute to each Bank such Bank's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Banks. Each Bank hereby authorizes Agent to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to such Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its commitments hereunder and the Notes issued to it, Agent and any successor Agent shall have the same rights under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent and any successor Agent in its capacity as a Bank. Agent and any successor Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with Borrower, and any person which may do business with Borrower, all as if Agent and any successor Agent were not Agent hereunder and without any duty to account therefor to the Banks; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of Borrower arising under the Loan Documents, then each Bank shall be entitled to share in such application according to its Pro Rata Part thereof. Each Bank, upon request of any other Bank, shall disclose to all other Banks all indebtedness and liabilities, direct and contingent, of Borrower to such Bank as of the time of such request and Borrower hereby irrevocably consents to any such disclosure.

                                  (b) Note Holders. From time to time as other
           Banks become a party to this Agreement, Agent shall obtain execution by Borrower of additional Notes in amounts representing the Revolving Commitment of each such new Bank, up to an aggregate face amount of all Notes not exceeding the Revolving Commitment. The obligation of such Bank shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in Section 2 hereof. From time to time, Agent may require that the Banks exchange their Notes for newly issued Notes to better reflect the Revolving Commitments of the Banks. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

                                  (c) Consultation with Counsel. Banks agree that Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                                  (d) Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

                                  (e) Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Banks and Borrower, and Agent may be removed at any time with or without cause by Majority Banks. If no successor Agent has been so appointed by Majority Banks (and approved by Borrower) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent. Any successor Agent must be approved by Borrower, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 14 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent.

                                  (f) Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent, as the case may be, shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent, as the case may be, has actual knowledge of such fact or has received notice from a Bank or Borrower that such Bank or Borrower consider that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of their directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

                 Agent shall not be responsible to Banks for any of Borrower's or any Guarantor's recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Bank under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of or any of the Loan Documents or for any failure by Borrower or any Guarantor to perform any of their obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                 The relationship between Agent and each Bank is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for Borrower or any of its beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Banks and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

                                  (g) Independent Investigation. Each Bank severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of Borrower in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of Borrower while the Notes are outstanding or its commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of Borrower. Other than as provided in this Agreement, Agent shall not have any duty, responsibility or liability to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower which may come into the possession of Agent.

                                  (h) Indemnification. Banks agree to indemnify Agent, ratably according to their respective Revolving Commitments on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Each Bank shall be entitled to be reimbursed by the Agent for any amount such Bank paid to Agent under this Section 14(h) to the extent the Agent has been reimbursed for such payments by Borrower or any other Person. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT THE AGENT FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY SUCH LIABILITY.

                                  (i) Benefit of Section 14. The agreements contained in this Section 14 are solely for the benefit of Agent and the Banks and are not for the benefit of, or to be relied upon by, Borrower, any affiliate of Borrower or any other person.

                                  (j) Pro Rata Treatment. Subject to the
           provisions of this Agreement, each payment (including each prepayment) by Borrower or any Guarantor and collection by Banks (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, shall be made Pro Rata; provided, however, in the event that any Defaulting Bank shall have failed to make an Advance as contemplated under Section 3 hereof and Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances.

                                  (k) Assumption as to Payments. Except as specifically provided herein, unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Banks hereunder that Borrower will not make such payment in full, Agent may, but shall not be required to, assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the interest rate applicable to such portion of the Revolving Loans.

                                  (l) Other Financings. Without limiting the rights to which any Bank otherwise is or may become entitled, such Bank shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Bank to, on behalf of, or with Borrower or any Guarantor (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of Borrower or any Guarantor which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Bank which may be or become security for the obligations of Borrower or any Guarantor arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

                                  (m) Interests of Banks. Nothing in this
           Agreement shall be construed to create a partnership or joint venture between Banks for any purpose. Agent, Banks and Borrower recognize that the respective obligations of Banks under the Revolving Commitments shall be several and not joint and that neither Agent, nor any of Banks shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Bank is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by Borrower under the Revolving Commitments on a Pro Rata basis. Each Bank shall perform all duties and obligations of Banks under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

                                  (n) Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Banks any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Banks about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Banks, Agent may invest such funds pending distribution (at the risk of Borrower). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Banks (other than to the Person who is Agent in its separate capacity as a Bank) shall be held by the Agent pending such distribution solely as Agent for such Banks, and Agent shall have no equitable title to any portion thereof.

                                  (o) Withholding Tax. Each Bank agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Borrower is required to make any payment of principal, interest or fees hereunder, to such Bank, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Bank claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 of 1001 upon the expiration of any previously delivered from or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, and agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                    15. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Agent or the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Agent and the Banks hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Notes, nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

                    16. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing either by facsimile transmission or personally delivered or couriered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party either as shown on Schedule "7" hereto or as follows: (a) BORROWER: c/o NEWPARK RESOURCES, INC., 3850 Causeway Boulevard, Suite 1770, Metairie, Louisiana 70002, Facsimile No. (504) 833-9506;
Attention: Matthew W. Hardey, Vice President of Finance and Chief Financial Officer; (b) AGENT: Bank One, Louisiana, National Association, 200 W. Congress, 9th Floor, Lafayette, Louisiana 70502, Facsimile No. (318) 236-7888, Attention:
Rose M. Miller, Vice President and (c) any Bank at its address shown on any addendum hereto. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or delivered by facsimile as aforesaid or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 16.

                    17. EXPENSES. Borrower shall pay (i) all reasonable and necessary out-of-pocket expenses of the Banks, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, the other Loan Documents, title and other due diligence and closing of the transaction described in this Agreement, any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder, (ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by Borrower or any amendment thereof and (iii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Banks, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. Borrower shall indemnify the Banks against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents.

                    18. INDEMNITY. Borrower agrees to indemnify and hold harmless the Banks and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Banks, including all local counsel hired by such counsel) ("Claim") incurred by the Banks in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of Borrower or its agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of Borrower to the Banks hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Revolving Loans and the payment of all indebtedness of Borrower to the Banks hereunder and under the Notes, provided that Borrower shall have no obligation under this Section to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of any Indemnified Party. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at Borrower's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. Borrower may at its own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

                    19. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF LOUISIANA AND THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT, THE NOTES AND THE GUARANTIES AND OTHER LOAN DOCUMENTS.

                    20. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

                    21. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Banks shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, or if an acceleration of the maturities of any Notes or if any prepayment by Borrower result in Borrower having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to Borrower. All sums paid or agreed to be paid to the Banks for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, Borrower and the Banks shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and
(iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Notes at the Maximum Rate.

                    22. AMENDMENTS OR WAIVERS. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived or discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Majority Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) affected thereby, (i) extend the Maturity Date (it being understood that any waiver of the application of any prepayment of the Revolving Loans or the method of application of any prepayment shall not constitute any such extension), to reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees thereon, or reduce the principal amount thereof, (ii) increase the Revolving Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any condition, covenant, Default or Event of Default shall not constitute a change in the terms of any Revolving Commitment of any Bank), (iii) release or permit the release of any Collateral from the Lien of the respective Security Instruments or any of the Guaranties, (iv) amend, modify or waive any provision of this Section 22, (v) reduce the percentage specified in the definition of Majority Banks (it being understood and agreed that, with the consent of the Majority Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of Majority Banks on substantially the same basis as the Revolving Commitments (and related extensions of credit) are included on the Effective Date), (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (vii) waive, change the timing or amount of, or extend any mandatory reduction in the Revolving Commitment. No provision of Sections 2 or 14, or any other provisions relating to and issue of Letters of Credit or the Agent may be modified without the consent of the Agent.

                    23. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

                    24. CONFLICT. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

                    25. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Notes, the Guaranties or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

                    26. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that Borrower may not, without the prior written consent of the Banks, assign any rights, powers, duties or obligations hereunder.

                    27. ASSIGNMENTS AND PARTICIPATIONS.

                                  (a) Each Bank shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Revolving Commitments and its rights and obligations hereunder to an Eligible Assignee; provided, that with each sale, assignment or transfer (other than to an Affiliate, a Bank or a Federal Reserve
           Bank), shall require the consent of Borrower and Agent, which consents will not be unreasonably withheld, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Bank and a holder of such Note, Revolving Commitment and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Banks or Majority Banks and the obligation to fund its Revolving Commitment; provided, further, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank) shall be in an amount not less than $5,000,000, (2) each remaining Bank shall at all times maintain Revolving Commitment then outstanding in a principal amount at least equal to $5,000,000; (3) no Bank may offer to sell its Note or Notes, Revolving Commitment, rights and obligations or interests therein in violation of any securities laws; and (4) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Bank and its assignees delivers to Agent and Borrower an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $2,500 for each such assignment (other than to an Affiliate, a Bank or the Federal Reserve Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, Borrower shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Revolving Commitment and if the assignor Bank has retained a portion of its Revolving Commitment, a replacement Note in the principal amount of the Revolving Commitment retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such Bank). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Bank, party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrower, Banks or the Agent shall be required to release the transferor Bank with respect to its Revolving Commitment assigned to such assignee and the transferor Bank shall henceforth be so released.

                                  (b) Each Bank shall have the right to grant participations in all or any part of such Bank's Notes and Revolving Commitment hereunder to one or more pension plans, investment funds, financial institutions or other Persons, provided, that:

                           (i) each Bank granting a participation shall retain
                  the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Bank or Majority Banks (except as set forth in (iii) below);

                           (ii) in the event any Bank grants a participation
                  hereunder, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Bank and Borrower shall be entitled to deal with the Bank granting a participation in the same manner as if no participation had been granted; and

                           (iii) no participant shall ever have any right by
                  reason of its participation to exercise any of the rights of Banks hereunder, except that any Bank may agree with any participant that such Bank will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Banks.

                                  (c) It is understood and agreed that any Bank may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrower's properties and operations which was provided to such Bank pursuant to this Agreement.

                                  (d) Upon the reasonable request of either
           Agent or Borrower, each Bank will identify those to whom it has assigned or participated any part of its Notes and Revolving Commitment, and provide the amounts so assigned or participated.

                    28. CONSTRUCTION. Each party hereto acknowledges that each has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and all related Loan Documents and other papers with its legal counsel and that this Agreement and the related Loan Documents and other papers shall be construed as if jointly drafted by the parties hereto.

                    29. TERMINATION. This Agreement shall not terminate until the Secured Obligations and any and all liabilities and obligations owed to the Banks by the Borrower in connection with the transactions contemplated by this Agreement have been fully satisfied and the Banks shall have no further obligation to make any advances hereunder or otherwise to the Borrower.

                    30. OTHER AGREEMENTS. THIS AGREEMENT, THE NOTE OR NOTES
AND THE GUARANTIES SET FORTH THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR WRITTEN AND ORAL UNDERSTANDINGS BETWEEN THE BORROWER, THE GUARANTORS, THE AGENT AND THE BANKS AND ANY OTHER PARTIES WITH RESPECT TO THE MATTERS HEREIN SET FORTH. THIS WRITTEN CREDIT AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BANKS AND ANY OF THE OTHER PARTIES TO THIS AGREEMENT.

                    31. JURY TRIAL WAIVER. IN THE EVENT IT IS NECESSARY TO RESORT TO JUDICIAL ACTION TO ENFORCE RIGHTS HEREUNDER, THEN THE AGENT, THE BANKS, THE GUARANTORS AND THE BORROWER, HEREBY AGREE THAT TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY SUCH JUDICIAL ACTION, INCLUDING ANY OPPOSITION TO SUCH ACTION, RECONVENTIONAL DEMANDS, AND CROSS CLAIMS, SHALL BE TRIED BEFORE A JUDGE WITHOUT A JURY, ALL PARTIES HERETO HEREBY WAIVING THEIR RIGHT TO A JURY TRIAL.

                    32. FINANCIAL TERMS. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

                    33. L.A. R.S. SS.6:1121. THIS AGREEMENT IS A CREDIT OR LOAN AGREEMENT AS DESCRIBED IN L.A. R.S. ss.1121 ET SEQ.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                            BORROWER:

                                            NEWPARK RESOURCES, INC.
                                            a Delaware corporation


                                            By:
                                                ------------------------------
                                            Name:
                                                ------------------------------
                                            Title:
                                                ------------------------------

                                            GUARANTORS:

                                            CHEMICAL TECHNOLOGIES, INC.,
                                            EXCALIBAR MINERALS, INC., EXCALIBAR
                                            MINERALS OF LA., INC., NEWPARK
                                            ENVIRONMENTAL SERVICES, INC.,
                                            MALLARD & MALLARD OF LA., INC.,
                                            NEWPARK HOLDINGS, INC., SAMPEY
                                            BILBO MESCHI DRILLING FLUIDS
                                            MANAGEMENT, INC., SUPREME
                                            CONTRACTORS, INC. AND SUPREME
                                            CONTRACTORS INTERNATIONAL, INC.


                                            By:
                                                ------------------------------
                                            Name:
                                                   ---------------------------
                                            Title:
                                                   ---------------------------

                                            NEWPARK ENVIRONMENTAL MANAGEMENT
                                            COMPANY, L.L.C., NEWPARK TEXAS,
                                            L.L.C. AND SOLOCO L.L.C.


                                            By:
                                                ------------------------------
                                            Name:
                                                   ---------------------------
                                            Title:
                                                   ---------------------------

                                            BATSON-MILL, L.P., FMI WHOLESALE
                                            DRILLING FLUIDS U.S.A., L.P.
                                            NEWPARK ENVIRONMENTAL SERVICES OF
                                            TEXAS, L.P., NEWPARK SHIPHOLDING
                                            TEXAS, L.P., N.I.D., L.P. AND
                                            SOLOCO TEXAS, L.P.

                                            By:  Newpark Holdings, Inc., the
                                                 general partner of each


                                            By:
                                                ------------------------------
                                            Name:
                                                   ---------------------------
                                            Title:
                                                   ---------------------------

                                     BANKS:

Revolving Commitment:                       BANK ONE, LOUISIANA,
                                            NATIONAL ASSOCIATION,
$35,500,000                                 a national banking association


                                            By:
                                                ------------------------------
                                                 Rose M. Miller, Vice President

Revolving Commitment:                       DEUTSCHE BANK A.G., NEW YORK BRANCH
                                            AND/OR CAYMAN ISLANDS BRANCH
$32,000,000

                                            By:
                                                ------------------------------
                                            Name:
                                                   ---------------------------
                                            Title:
                                                   ---------------------------


                                            By:
                                                ------------------------------
                                            Name:
                                                   ---------------------------
                                            Title:
                                                   ---------------------------

Revolving Commitment:                       HIBERNIA NATIONAL BANK

$22,500,000

                                            By:
                                                ------------------------------
                                            Name:
                                                   ---------------------------
                                            Title:
                                                   ---------------------------

                                            AGENT:

                                            BANK ONE, LOUISIANA,
                                            NATIONAL ASSOCIATION,
                                            a national banking association



                                            By:
                                                ------------------------------
                                                 Rose M. Miller, Vice President

                                            CO-AGENT:

                                            DEUTSCHE BANK A.G., NEW YORK BRANCH
                                            AND/OR CAYMAN ISLANDS BRANCH


                                            By:
                                                ------------------------------
                                            Name:
                                                   ---------------------------
                                            Title:
                                                   ---------------------------

                                            By:
                                                ------------------------------
                                            Name:
                                                   ---------------------------
                                            Title:
                                                   ---------------------------

                                 EXHIBIT "A"

                              NOTICE OF BORROWING

         The undersigned hereby certifies that he is the ____________ of NEWPARK RESOURCES, INC., a Delaware corporation ("Borrower"), and that as such he is authorized to execute this Notice of Borrowing on behalf of Borrower. With reference to that certain Restated Credit Agreement dated as of June 30, 1997 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement") entered into by and among Borrower, Guarantors and BANK ONE, LOUISIANA, N.A., a national banking association ("Bank One"), DEUTSCHE BANK A.G., NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH ("Deutsche") and HIBERNIA NATIONAL BANK, a national banking association ("Hibernia") and each other financial institution which may from time to time become a party thereto pursuant to the provisions of Section 28 thereof or any successor or assignee thereof (hereinafter collectively referred to as "Banks", and individually, "Bank") and Bank One, as Administrative and Syndication Agent ("Agent") and Deutsche as Co-Agent ("Co- Agent"), the undersigned further certifies, represents and warrants on behalf of Borrower that all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

                 (a) Borrower requests that the Banks advance to Borrower on the Revolving Loan the aggregate sum of $________________ by no later than __________________. Immediately following such Advance, the aggregate outstanding balance of Advances shall equal $_________________.

                 (b) This Advance shall be a: Base Rate Loan __________, or a Eurodollar Loan ________ (If a Eurodollar Loan, please state requested Interest Period:_______ months).

                 (c) As of the date hereof, and as a result of the making of the requested Advance, there does not and will not exist any Default or Event of Default.

                 (d) Borrower has performed and complied with all agreements and conditions contained in the Agreement which are required to be performed or complied with by Borrower before or on the date hereof.

                 (e) The representations and warranties contained in the Agreement are true and correct in all material respects as of the date hereof and shall be true and correct upon the making of the Advance, with the same force and effect as though made on and as of the date hereof and thereof.

                 (f) No change that would cause a Material Adverse Effect to the condition, financial or otherwise, of Borrower has occurred since the most recent Financial Statement provided to the Banks.

         EXECUTED AND DELIVERED this _____ day of ___________ 199__.

                                   NEWPARK RESOURCES, INC.
                                   a Delaware corporation



                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                 EXHIBIT "B"

                               REVOLVING NOTE

$_____________             Lafayette, Louisiana                  _________, 1997


         FOR VALUE RECEIVED, the undersigned, NEWPARK RESOURCES, INC., a Delaware corporation (referred to herein as "Borrower") hereby unconditionally, promises to pay to the order of ___________________, a _______________________
(referred to herein as "Bank"), at the offices of BANK ONE, LOUISIANA, N.A. (the "Agent") in Lafayette, Louisiana, the principal sum of ___________ MILLION AND NO/100 DOLLARS ($_____________), or so much thereof as may be advanced and outstanding to or for the benefit of Borrower by Bank pursuant to the Restated Credit Agreement (as hereinafter defined), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Restated Credit Agreement. All payments of principal and interest due hereunder are payable at the offices of Agent at 200 W. Congress, Lafayette, Louisiana 70502, attention: Energy Department, or at such other address as Bank shall designate in writing to Borrower in accordance with the Restated Credit Agreement.

         The principal and all accrued interest on this Revolving Note (the "Note") shall be due and payable in accordance with the terms and provisions of the Restated Credit Agreement.

         This Note is executed pursuant to that certain Restated Credit Agreement dated of even date herewith among the Borrower, Guarantors, the Agent and the Banks signatory thereto (the "Restated Credit Agreement"), and is one of the Notes referred to therein. This Note is secured by certain Security Instruments (as such term is defined in the Restated Credit Agreement) of even date herewith between Borrower, the Guarantors and Agent. Reference is made to the Restated Credit Agreement and the Security Instruments for a statement of prepayment rights and obligations of Borrower, description of the properties mortgaged and assigned, the nature and extent of such security and the rights of the parties under the Security Instruments in respect to such security and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of an Event of Default, as that term is defined in the Restated Credit Agreement and Security Instruments, the holder hereof (subject to the provisions of the Restated Credit Agreement) (i) may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and (ii) shall have all rights and remedies under the Restated Credit Agreement and Security Instruments. This Note may be prepaid at any time in full or in part without any premium or fee in accordance with the terms and provisions of the Restated Credit Agreement.

         Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Restated Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be in excess of the Maximum Rate, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Restated Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

         If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or public holiday or while the Agent is not open for business, such payment shall be made on the next succeeding business day unless required to be made on a different day pursuant to the provisions of the Restated Credit Agreement and such extension of time shall in such case be included in computing interest in connection with such payment.

         If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

         Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

         This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Louisiana.

         THIS WRITTEN NOTE, THE RESTATED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the ______ day of _______________, 1997.

                                   Borrower:

                                   NEWPARK RESOURCES, INC.
                                   a Delaware corporation



                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                 EXHIBIT "C"

                              CONTINUING GUARANTY

         CONTINUING GUARANTY (this "Agreement") made and entered into as of June 30, 1997 by _____________________________, a ____________________________
("_______________") (hereinafter referred to as "Guarantor"), in favor of BANK ONE, LOUISIANA, NATIONAL ASSOCIATION of Lafayette, Louisiana ("Bank One"), DEUTSCHE BANK A.G., NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH ("Deutsche"), HIBERNIA NATIONAL BANK, a national banking association ("Hibernia") and each other financial institution which may become a party to that certain Restated Credit Agreement dated as of June 30, 1997, by and among Borrower (as hereinafter defined), the Agent, Bank One, Deutsche and Hibernia (the "Restated Credit Agreement") (hereinafter referred to as "Lenders"), guarantying the Indebtedness (as defined) of NEWPARK RESOURCES, INC., a Delaware corporation (hereinafter referred to as "Borrower").

                                  WITNESSETH:

         FOR VALUE RECEIVED, and in consideration of and for credit and financial accommodations extended, to be extended, or continued to or for the account of the above named Borrower, the undersigned Guarantor, whether one or more, hereby jointly, severally and solidary, agrees as follows:

         SECTION 1. CONTINUING GUARANTY OF BORROWER'S INDEBTEDNESS. Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby, guarantee the prompt and punctual payment, performance and satisfaction of any and all loans, extensions of credit and/or other obligations that Borrower may now and/or in the future owe to and/or incur in favor of Lenders under or pursuant to the Restated Credit Agreement, including without limitation the indebtedness of Borrower evidenced by (i) that certain Revolving Note dated of even date herewith in the face amount of $25,000,000 made by Borrower pursuant to the Restated Credit Agreement and payable to the order of Hibernia, (ii) that certain Revolving Note dated of even date herewith in the face amount of $29,500,000 made by Borrower pursuant to the Restated Credit Agreement and payable to the order of Deutsche and (iii) that certain Revolving Note dated of even date herewith in the face amount of $35,500,000 made by Borrower pursuant to the Restated Credit Agreement and payable to the order of Bank One, as said Revolving Notes may be renewed from time to time and in effect or replaced pursuant to the provisions of the Restated Credit Agreement, and whether such indebtedness and/or obligations are absolute or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, and whether now existing or hereafter arising, of any nature or kind whatsoever (with all of Borrower's indebtedness and/or obligations being hereinafter individually and collectively referred to under this Agreement as "Borrower's Indebtedness" or the "Indebtedness").

         Notwithstanding any other provision herein to the contrary but subject to Section 2 hereof, the maximum principal amount of Borrower's Indebtedness in favor of Lenders guaranteed by Guarantor under this Agreement is limited to the greater of (i) NINETY MILLION AND NO/100 DOLLARS ($90,000,000.00) or (ii) the Total Outstanding (as defined in the Restated Credit Agreement) under the Restated Credit Agreement (interest, costs, and attorney's fees under Borrower's Indebtedness are additionally guaranteed hereunder.)

         SECTION 2. LIMITATION ON LIABILITY. The liability of any Guarantor hereunder with respect to the Indebtedness shall be limited to the maximum amount of liability that can be incurred without rendering this Agreement, as it relates to any Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

         SECTION 3. JOINT, SEVERAL AND SOLIDARITY LIABILITY. Guarantor further agrees that its obligations and liabilities for the prompt and punctual payment, performance and satisfaction of all of Borrower's Indebtedness shall be on a "joint and several" and "solidary" basis along with Borrower to the same degree and extent as if Guarantor had been and/or will be a co-borrower, co-principal obligor and/or co-maker of all of Borrower's Indebtedness. In the event that there is more than one guarantor under this Agreement, or in the event that there are other guarantors, endorsers or sureties of all or any portion of Borrower's Indebtedness, Guarantor's obligations and liabilities hereunder shall be on a "joint and several" and "solidary" basis along with such other guarantor or guarantors, endorsers and/or sureties.

         SECTION 4. DURATION; CANCELLATION OF AGREEMENT. This Agreement and Guarantor's obligations and liabilities hereunder shall remain in full force and effect until such time as each and every Indebtedness of Borrower shall be paid, performed and/or satisfied in full, in principal, interest, costs and attorneys' fees, or until such time as this Agreement may be cancelled or otherwise terminated by Lenders under a written cancellation instrument in favor of Guarantor (subject to the automatic reinstatement provision hereinbelow). Unless otherwise indicated under such a written cancellation instrument, Lenders' agreement to terminate or otherwise cancel this Agreement shall only effect and shall be expressly limited to Guarantor's continuing obligations and liabilities to guarantee the prompt and punctual payment, performance and satisfaction of Borrower's Indebtedness incurred, originated and/or extended or committed to by Lenders after the date of such a written cancellation instrument; with Guarantor remaining fully obligated and liable under this Agreement for the prompt and punctual payment, performance and satisfaction of any and all of Borrower's then outstanding Indebtedness together with continuing assessment of interest thereon) that was incurred, originated, extended or committed to prior to the date of such a written cancellation instrument. Nothing under this Agreement or under any other agreement or understanding by and between Guarantor and Lenders, shall in any way obligate, or be construed to obligate, Lenders to agree to the subsequent termination or cancellation of Guarantor's obligations and liabilities hereunder, it being fully understood and agreed by Guarantor that Lenders may, within their sole and uncontrolled discretion and judgment, refuse to release Guarantor from any of its obligations and liabilities under this Agreement for any reason whatsoever as long as any of Borrower's Indebtedness remains unpaid and outstanding.

         SECTION 5. DEFAULT OF BORROWER. Should Borrower default under any of its Indebtedness in favor of Lenders as provided in the Restated Credit Agreement, Guarantor unconditionally and absolutely agrees to pay the full then unpaid amount of all of Borrower's Indebtedness guaranteed hereunder, in principal, interest, costs and reasonable attorneys' fees. Such payment or payments shall be made immediately following demand by Lenders at Agent's offices at 200 West Congress Street, Lafayette, Louisiana 70501. Guarantor hereby waives notice of acceptance of this Agreement and of any Indebtedness to which it applies or may apply. Guarantor further waives presentation and demand for payment of Borrower's Indebtedness, notice of dishonor and of nonpayment, notice of intention to accelerate, notice of acceleration, protest and notice of protest, collection or institution of any suit or other action by Lenders in collection thereof, including any notice of default in payment thereof or other notice to, or demand for payment thereof on any party. Guarantor additionally waives any and all rights and pleas of division and discussion as provided under Louisiana State law, as well as, to the degree applicable, any similar rights as may be provided under the laws of any other state.

         SECTION 6. GUARANTOR'S SUBORDINATION OF RIGHTS TO LENDERS. In the event that Guarantor should for any reason (i) make any payment for and on behalf of Borrower under any of Borrower's Indebtedness, and/or (ii) make any payments to Lenders in total or partial satisfaction of Guarantor's obligations and liabilities hereunder, Guarantor hereby agrees that any and all rights that Guarantor may have or acquire to collect or to be reimbursed by Borrower (or by any guarantor, endorser or surety of Borrower's Indebtedness), whether Guarantor's rights of collection or reimbursement arise by way of subrogation to the rights of Lenders or otherwise, shall in all respects be subordinate, inferior and junior to Lenders' rights to collect and enforce payment, performance and satisfaction of Borrower's then remaining Indebtedness, until such time as all of Borrower's Indebtedness is fully paid and satisfied. Upon the occurrence and continuance of an Event of Default (as defined in the Restated Credit Agreement) any and all amounts owed by Borrower to Guarantor shall in all respects be subordinate, inferior and junior to Lenders' rights to collect and enforce payment, performance and satisfaction of Borrower's then remaining Indebtedness, until such time as all of Borrower's Indebtedness is fully paid and satisfied. Guarantor further agrees to refrain from attempting to collect and/or enforce any of Guarantor's aforesaid rights against Borrower (or any other guarantor, surety or endorser of Borrower's Indebtedness), arising by way of subrogation or otherwise, until such time as all of Borrower's then remaining Indebtedness in favor of Lenders is fully paid and satisfied, in principal, interest, costs and attorneys' fees.

         SECTION 7. ADDITIONAL COVENANTS. Guarantor further agrees that Lenders may, at their sole option, at any time, and from time to time, without the consent of or notice to Guarantor, or any one of them, or to any other party, and without incurring any responsibility to Guarantor or to any other party, and without impairing or releasing the obligations of Guarantor under this Agreement:

                 (A) Discharge or release any party (including, but not limited to, Borrower or any guarantor under this Agreement) who is or may be liable to Lenders for any of Borrower's Indebtedness;

                 (B) Sell, exchange, release, surrender, realize upon or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of any of Borrower's Indebtedness;

                 (C) Change the manner, place or terms of payment, or change or extend the time of payment of or renew, as often and for such periods as Lenders may determine, or after, any of Borrower's Indebtedness;

                 (D)      Settle or compromise any of Borrower's Indebtedness;

                 (E) Subordinate and/or agree to subordinate the payment of all or any of Borrower's Indebtedness or Lenders' security rights in and/or to any collateral directly or indirectly securing any such indebtedness, to the payment and/or security rights of any other present and/or future creditors of Borrower;

                 (F) Apply any sums paid to any of Borrower's Indebtedness, with such payments being applied in such priority or with such preferences as Lenders may determine in its sole discretion, regardless of what Indebtedness of Borrower remains unpaid;

                 (G) Take or accept any other security for any or all of Borrower's Indebtedness; and/or

                 (H) Enter into, deliver, modify, amend or waive compliance with, any Instrument or arrangement evidencing, securing or otherwise affecting, all or any part of Borrower's Indebtedness.

                 In addition, no course of dealing between Lenders and Borrower (or any other guarantor, surety or endorser of Borrower's Indebtedness), nor any failure or delay on the part of Lenders to exercise any of Lenders' rights and remedies, or any other agreement or agreements by and between Lenders and Borrower (or any other guarantor, surety or endorser) shall have the affect of impairing or releasing Guarantor's obligations and liabilities to Lenders or of waiving any of Lenders' rights and remedies. Any partial exercise of any rights and remedies granted to Lenders shall furthermore not constitute a waiver of any of Lenders' other rights and remedies, it being Guarantor's intent and agreement that Lenders' rights and remedies shall be cumulative in nature. Guarantor further agrees that, should Borrower default under any of its Indebtedness, any waiver or forbearance on the part of Lenders to pursue the rights and remedies available to Lenders shall be binding upon Lenders only to the extent that Lenders specifically agree to such waiver or forbearance in writing. A waiver or forbearance on the part of Lenders as to one event of default shall not constitute a waiver of forbearance as to any other default.

         SECTION 8. NO RELEASE OF GUARANTOR. Guarantor's obligations and liabilities under this Agreement shall not be released, impaired, reduced or otherwise affected by, and shall continue in full force and effect, notwithstanding the occurrence of any event, including without limitation any one of the following events:

                 (A) Death, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of authority (whether corporate, partnership or trust) of Borrower (or any person acting on Borrower's behalf), or any other guarantor, surety or endorser of any of Borrower's Indebtedness;

                 (B) Partial payment or payments of any amount due and/or outstanding under any of Borrower's Indebtedness;

                 (C) Any payment of Borrower or any other party to Lenders is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or for any reason, Lenders is required to refund such payment or pay such amount to Borrower or to any other person;

                 (D) Any dissolution of Borrower or any sale, lease or transfer of all or any part of Borrower's assets;

                 (E) Any failure of Lenders to notify Guarantor of the acceptance of this Agreement or of the making of loans or other extensions of credit in reliance on this Agreement or of the failure of Borrower to make any payment due by Borrower to Lenders;

                 (F) Apply any sums paid to any of Borrower's Indebtedness, with such payments being applied in such priority or with such preferences as Lenders may determine in its own discretion, regardless of what Indebtedness of Borrower remains unpaid;

                 (G) Take or accept any other security for any or all of Borrower's Indebtedness; and/or

                 (H) Enter into, deliver, modify, amend or waive compliance with, any Instrument or arrangement evidencing, securing or otherwise affecting, all or any part of Borrower's Indebtedness.

                 This Agreement and Guarantor's obligations and liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated if a release or discharge has occurred, as the case may be, if at any time any payment or part thereof to Lenders with respect to any of Borrower's Indebtedness is rescinded or must otherwise be restored by Lenders pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to Borrower or to any other party. In the event that Lenders must rescind or restore any payment received by Lenders in satisfaction of Borrower's Indebtedness, any prior release or discharge from the terms of this Agreement given to Guarantor shall be without effect, and this Agreement and Guarantor's obligations and liabilities hereunder shall automatically be renewed or reinstated and shall remain in full force and effect to the same degree and extent as if such a release or discharge was never granted. It is the intention of Lenders and Guarantor that Guarantor's obligations and liabilities hereunder shall not be discharged except by Guarantor's full and complete performance of such obligations and liabilities and then only to the extent of such performance.

         SECTION 9. ENFORCEMENT OF GUARANTOR'S OBLIGATIONS AND LIABILITIES. Guarantor agrees that, should Lenders deem it necessary to file an appropriate collection action to enforce Guarantor's obligations and liabilities under this Agreement, Lenders may commence such a civil action against Guarantor without the necessity of first (i) attempting to collect Borrower's Indebtedness from Borrower or from any other guarantor, surety or endorser, whether through filing of suit or otherwise, (ii) attempting to exercise against any collateral directly or indirectly securing repayment of any of Borrower's Indebtedness, whether through the filing of an appropriate foreclosure action or otherwise, or (iii) including Borrower or any other guarantor, surety or endorser of any of Borrower's Indebtedness as an additional party defendant in such a collection action against Guarantor. If there is more than one guarantor under this Agreement, each guarantor additionally agrees that Lenders may file an appropriate collection and/or enforcement action against any one or more of them, without impairing the rights of Lenders against any other guarantor under this Agreement. In the event that Lenders should ever deem it necessary to refer this Agreement to an attorney-at-law for the purpose of enforcing Guarantor obligations and liabilities hereunder, or of protecting or preserving Lenders' rights hereunder, Guarantor (and each of them, on a joint, several and solidary basis) agrees to reimburse Lenders for the reasonable fees of such an attorney. Guarantor additionally agrees that Lenders shall not be liable for failure to use diligence in the collection of any of Borrower's Indebtedness or any collateral security therefor, or in creating or preserving the liability of any person liable on any such Indebtedness, or in creating, perfecting or preserving any security for any such Indebtedness.

         SECTION 10. ADDITIONAL DOCUMENTS. Upon the reasonable request of Lenders, Guarantor will, at any time, and from time to time, duly execute and deliver to Lenders any and all such further instruments and documents, and supply such additional information as may be necessary or advisable in the opinion of Lenders, to obtain the full benefits of this Agreement.

         SECTION 11. TRANSFER OF INDEBTEDNESS. This agreement is for the benefit of Lenders and for such other person or persons as may from time to time become or be the holders of any of Borrower's Indebtedness hereby guaranteed and this Agreement shall be transferable and negotiable, with the same force and effect and to the same extent as Borrower's Indebtedness may be transferable, it being understood that, upon the transfer or assignment by Lenders of any of Borrower's Indebtedness hereby guaranteed, the legal holder of such Indebtedness shall have all the rights granted to Lenders under this Agreement.

         Guarantor hereby recognizes and agrees that Lenders may, from time to time, one or more times, transfer all or any portion of Borrower's Indebtedness to one or more third parties. Such transfers may include, but are not limited to, sales of a participation or syndication interest in such Indebtedness in favor of one or more third parties. Guarantor specifically agrees and consents to all such transfers and assignments and Guarantor further waives any subsequent notice of and right to consent to any such transfers and assignments as may be provided under applicable Louisiana law. Guarantor additionally agrees that the purchaser of a participation or syndication interest in Borrower's Indebtedness will be considered as the absolute owner of an interest in, or a percentage interest of, such

Indebtedness and that such a purchaser shall have all of the rights granted to the purchaser under any participation agreement governing the sale of such a participation or syndication interest. Guarantor further waives any right of offset that Guarantor may have against Lenders and/or any purchaser of such a participation or syndication interest in Borrower's Indebtedness and Guarantor unconditionally agrees that either Lenders or such a purchaser may enforce Guarantor's obligations and liabilities under this Agreement, irrespective of the failure or insolvency of Lenders or any such purchaser. Guarantor further agrees that, upon any transfer of all or any portion of Borrower's Indebtedness, Lenders may transfer and deliver any and all collateral securing repayment of such Indebtedness including, but not limited to, any collateral provided by Guarantor) to the transferee of such Indebtedness and such collateral (again, including but not limited to Guarantor's collateral) shall secure any and all of Borrower's Indebtedness in favor of such transferee. Guarantor additionally agrees that, after any such transfer or assignment has taken place, Lenders shall be fully discharged from any and all liability and responsibility to Borrower (and Guarantor) with respect to such collateral, and the transferee thereafter shall be vested with all the powers and rights with respect to such collateral.

         SECTION 12. RIGHT OF OFFSET. As collateral security for the repayment of Guarantor's obligations and liabilities under this Agreement, Guarantor hereby grants Lenders, as well as their successors and assigns, the right to apply, upon the occurrence of an Event of Default under the Restated Credit Agreement and the expiration of any applicable grace period allowed to cure the Event of Default, any and all funds that Guarantor may then have on deposit with or in the possession or control of any Lender and its successors or assigns (with the exception of funds deposited in IRA, pension or other tax-deferred deposit accounts), towards repayment of any of Borrower's Indebtedness subject to this Agreement.

         SECTION 13. CONSTRUCTION. The provisions of this Agreement shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty or other agreements by Guarantor (or any one or more of them), in favor of Lenders or assigned to Lenders by others, all of which shall be construed as complementing each other. Nothing herein contained shall prevent Lenders from enforcing any and all such guaranties or agreements in accordance with their respective terms.

         SECTION 14. AMENDMENT. No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officer of Lenders, and then shall be effective only to the specific instance and for the specific purpose for which given.

         SECTION 15. SUCCESSORS AND ASSIGNS BOUND. Guarantor's obligations and liabilities under this Agreement shall be binding upon Guarantor's successors, heirs, legatees, devisees, administrator executors and assigns. The rights and remedies granted to Lenders under this Agreement shall also inure to the benefit of Lenders' successors and assigns, as well as to any and all subsequent holder or holders of any of Borrower's Indebtedness subject to this Agreement.

         SECTION 16. CAPTION HEADING. Caption headings of the sections of this Agreement are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Agreement, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

         SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA.

         SECTION 18. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof; such provision shall be fully severable, this Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

         IN WITNESS WHEREOF, Guarantor has executed this Agreement in favor of Lenders on the day, month, and year first written above.

                                   GUARANTOR:

                                   ---------------------------------------------
                                   a
                                    --------------------------------------------

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


ACCEPTED:

BANK ONE, LOUISIANA,
NATIONAL ASSOCIATION
AS AGENT FOR ITSELF
AND THE LENDERS



By:                                                         DATE:  June 30, 1997
   ------------------------
   Rose M. Miller
   Vice President

                                  EXHIBIT "D"

                           CERTIFICATE OF COMPLIANCE

                                     (Date)



Bank One, Louisiana, National Association
P.O. Box 3248
Lafayette, Louisiana 70502
ATTENTION: Rose M. Miller

         Re:     Compliance Certificate

Dear Ms. Miller:

         This compliance certificate is submitted pursuant to Section 11 of that certain Restated Credit Agreement dated as of June 30, 1997 (the "Restated Credit Agreement"), by and among the undersigned and Bank One, Louisiana, National Association, individually and as Agent, certain Guarantors, Deutsche Bank A.G., New York Branch and/or Cayman Islands Branch and Hibernia National Bank.

         Under the appropriate sections of the Restated Credit Agreement, we certify that, to the best of our knowledge and belief, no condition, event, or act which, with or without notice or lapse of time or both, would constitute an Event of Default under the terms of the Restated Credit Agreement, as amended, has occurred during the three month period ending ______________ and is continuing (the "Reporting Period"). Also, to the best of our knowledge, the undersigned and the Guarantors (as defined in the Restated Credit Agreement) have complied with all of their obligations and agreements under the Restated Credit Agreement, and all representations and warranties made in the Restated Credit Agreement continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects. No Event of Default has occurred under the Restated Credit Agreement.

         Additionally, the undersigned submits the following information for the Reporting Period in accordance with the covenants contained in Section 12 of the Restated Credit Agreement.

Current Ratio
=============
 (measured quarterly)
Consolidated Current Assets   . . . . . . . . . . . . . . . . $
                                                               ---------------
Consolidated Current Liabilities  . . . . . . . . . . . . . . $
                                                               ---------------
Current Ratio   . . . . . . . . . . . . . . . . . . . . . . .
                                                               ---------------
Minimum Current Ratio Allowed   . . . . . . . . . . . . . . .        1.20 to 1
                                                               ---------------

Losses
======
(measured quarterly)

Amount, if any, of quarterly losses   . . . . . . . . . . . . .  $
                                                                  -------------

Debt Service Coverage
=====================
(measured quarterly)

Consolidated Adjusted EBITDA    . . . . . . . . . . . . . . . .  $
                                                                  -------------
Consolidated Debt Service   . . . . . . . . . . . . . . . . . .  $
                                                                  -------------
Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                  -------------
Minimum Ratio Allowed   . . . . . . . . . . . . . . . . . . . .       1.50 to 1
                                                                  -------------


Maximum Total Debt
==================
(measured quarterly)

Total Debt plus Capitalized Lease Obligations   . . . . . . . .  $
                                                                  -------------
Total Capitalization  . . . . . . . . . . . . . . . . . . . . .  $
                                                                  -------------
Total Debt to Total Capitalization  . . . . . . . . . . . . . .                %
                                                                  -------------
Maximum Total Debt to Total Capitalization Allowed  . . . . . .              50%
                                                                  -------------


Tangible Net Worth
==================
(measured quarterly)

Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . .  $
                                                                  -------------


Other Indebtedness
==================

Other Aggregate Direct Indebtedness of
   Borrower and Guarantors  . . . . . . . . . . . . . . . . . .  $
                                                                  -------------
Maximum Amount Permitted $5,000,000.00
                          ------------

Investments in Subsidiaries
===========================
Total Value of Year to Date Mergers, Consolidations
   and Investments with or in New Subsidiaries  . . . . . . . .   $
                                                                   ------------
[List each acquired Subsidiary and
   the investment therein]

                                                  Sincerely,

                                                  NEWPARK RESOURCES, INC.
                                                  a Delaware corporation



                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                  EXHIBIT "E"

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, 199_ is made between ____________________
(the "Assignor") and ____________________ (the "Assignee").

                                    RECITALS

         WHEREAS, the Assignor is party to that certain Restated Credit Agreement dated as of June 30, 1997 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") by and among Newpark Resources, Inc., a Delaware corporation (the "Company"), certain Guarantors, the Banks signatory thereto (the "Banks") and Bank One, Louisiana, N.A., as Agent (in such capacity, the "Agent") (unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Restated Credit Agreement);

         WHEREAS, as provided under the Restated Credit Agreement, the Assignor has committed to make Revolving Loans and participate in letters of credit (the "Committed Loans") to the Company in aggregate amounts not to exceed $_______ (the "Revolving Commitment"), such Revolving Commitment being evidenced by a Revolving Note in the face amount of $____________ (the "Note");

         WHEREAS, [the Assignor has made Committed Loans to the Company in the aggregate principal amount of $________ on the Revolving Commitment and $______________ in outstanding Letters of Credit [no Committed Loans and no Letters of Credit are outstanding under the Restated Credit Agreement]; and

         WHEREAS, the Assignor wishes to assign to the Assignee [part] [all] of the rights and obligations of the Assignor under the Restated Credit Agreement in respect of its Revolving Commitment, in an amount equal to $_______ on the Revolving Commitment (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.      Assignment and Acceptance.

         (a) Subject to the terms and conditions of this Assignment and Acceptance (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Revolving Commitment [and the Committed Loans] of the Assignor, (B) the Note, and (C) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Restated Credit Agreement and the Loan Documents.

         [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans assigned.]

         (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Restated Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Restated Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Revolving Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Restated Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Revolving Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Restated Credit Agreement to the extent such obligations have been assumed by the Assignee.

         (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Revolving Commitment will be $_______.

         (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $_______.

         (e) On the Effective Date, the Assignor's Commitment shall be evidenced by a Revolving Note in the face amount of $____________.

         (f) On the Effective Date, the Assignee's Commitment shall be evidenced by a Revolving Note in the face amount of $____________.

         2.      Payments.

         (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $_______, representing the Assignee's Pro Rata Part of the principal amount of all Committed Loans plus unreimbursed Letters of Credit.

         (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 27 of the Credit Agreement.

         3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Revolving Commitment, the Committed Loans and the Notes shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4. Independent Credit Decision. The Assignee (a) acknowledges that it has received a copy of the Restated Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 11(a) of the Restated Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Restated Credit Agreement.

         5.      Effective Date; Notices.

         (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be _________, 199__ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                 (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee, together with the Note;

                 (ii) the consent of the Agent and the Company required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 27 of the Restated Credit Agreement shall have been duly obtained and shall be in full force and effective as of the Effective Date (the consent of the Company shall be evidenced by the execution and delivery of a Revolving Note payable to the order of Assignee);

                 (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                 (iv) the processing fee referred to in Section 2(b) hereof and in Section 27 of the Restated Credit Agreement shall have been paid to the Agent; and

         (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgement by the Agent and the Company, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

         6.      Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

         (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Restated Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Restated Credit Agreement.

         (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Restated Credit Agreement.]

         7. Withholding Tax. The Assignee (a) represents and warrants to the Assignor, the Agent and the Company that as of the date hereof under applicable law and treaties no tax will be required to be withheld by the Company with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 101 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.      Representations and Warranties.

         (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Restated Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Restated Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Restated Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Restated Credit Agreement or any other instrument or document furnished in connection therewith.

         (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Restated Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9. Further Assurances. The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.     Miscellaneous.

         (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

         (b) All payments made hereunder shall be made without any set-off or counterclaim.

         (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

         (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF LOUISIANA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Louisiana over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Louisiana State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE RESTATED CREDIT

AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER ORAL OR WRITTEN).

   (g)     Assignee hereby provides the administrative detail on Addendum 1 hereto.

         [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Restated Credit Agreement.]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the data first above written.

                                      [ASSIGNOR]


                                      By:
                                         -------------------------------------
                                      Title:
                                            ----------------------------------

                                      By:
                                         -------------------------------------
                                      Title:
                                            ----------------------------------

                                      Address:
                                              --------------------------------

                                      [ASSIGNEE]


                                      By:
                                         -------------------------------------
                                      Title:
                                            ----------------------------------

                                      By:
                                         -------------------------------------
                                      Title:
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                                      Address:
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